Exhibit 4.20

EXECUTION VERSION

Dated             8         May 2018

$100,000,000

TERM LOAN FACILITY

GRINDROD SHIPPING PTE. LTD.
as Borrower

and

IVS BULK CARRIERS PTE. LTD
IVS BULK OWNING PTE. LTD
IVS BULK 462 PTE. LTD.
IVS BULK 475 PTE. LTD.
UNICORN ATLANTIC PTE. LTD.
UNICORN BALTIC PTE. LTD.
UNICORN ROSS PTE. LTD.
UNICORN IONIA PTE. LTD.
IVS BULK 511 PTE. LTD.
IVS BULK 603 PTE. LTD.
IVS BULK 707 PTE. LTD.
UNICORN CASPIAN PTE. LTD.
IVS BULK 512 PTE. LTD.
IVS BULK 609 PTE. LTD.
IVS BULK 611 PTE. LTD.
IVS BULK 612 PTE. LTD.
as Owner Guarantors

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
DVB BANK SE SINGAPORE BRANCH
STANDARD CHARTERED BANK, SINGAPORE BRANCH
as Mandated Lead Arrangers

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
 DVB BANK SE SINGAPORE BRANCH
as Coordination Agents

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Account Bank

and

DVB BANK SE SINGAPORE BRANCH
as Facility Agent

and

DVB BANK SE SINGAPORE BRANCH
as Security Agent

FACILITY AGREEMENT
relating to
the refinancing of 16 ships owned by the Owner Guarantors

Index

Clause		Page

Section 1 Interpretation		4
1	Definitions and Interpretation	4
Section 2 The Facility		33
2	The Facility	33
3	Purpose	34
4	Conditions of Utilisation	34
Section 3 Utilisation		36
5	Utilisation	36
Section 4 Repayment, Prepayment and Cancellation		38
6	Repayment	38
7	Prepayment and Cancellation	39
Section 5 Costs of Utilisation		45
8	Interest	45
9	Interest Periods	48
10	Changes to the Calculation of Interest	49
11	Fees	51
Section 6 Additional Payment Obligations		53
12	Tax Gross Up and Indemnities	53
13	Increased Costs	57
14	Other Indemnities	59
15	Mitigation by the Finance Parties	62
16	Costs and Expenses	62
Section 7 Guarantee		64
17	Guarantee and Indemnity	64
Section 8 Representations, Undertakings and Events of Default		67
18	Representations	67
19	Information Undertakings	75
20	Financial Covenants	80
21	General Undertakings	81
22	Insurance Undertakings	88
23	General Ship Undertakings	93
24	Security Cover	99
25	Accounts and application of Earnings	102
26	Events of Default	103
Section 9 Changes to Parties		109
27	Changes to the Lenders and Hedge Counterparties	109
28	Changes to the Obligors	115
Section 10 The Finance Parties		117
29	The Facility Agent, the Mandated Lead Arrangers and the Reference Banks	117
30	The Security Agent	128
31	Conduct of Business by the Finance Parties	143
32	Sharing among the Finance Parties	143
Section 11 Administration		146
33	Payment Mechanics	146
34	Set-Off	149
35	Bail-In	149
36	Notices	150

37	Calculations and Certificates	152
38	Partial Invalidity	152
39	Remedies and Waivers	152
40	Settlement or Discharge Conditional	153
41	Irrevocable Payment	153
42	Amendments and Waivers	153
43	Confidential Information	156
44	Confidentiality of Funding Rates and Reference Bank Quotations	161
45	Counterparts	162
Section 12 Governing Law and Enforcement		163
46	Governing Law	163
47	Enforcement	163

Schedules

Schedule 1 The Parties	164
Part A The Obligors	164
Part B The Original Lenders	166
Part C The Servicing Parties	168
Schedule 2 Conditions Precedent and Conditions Subsequent	169
Part A Conditions Precedent to Initial Utilisation Request	169
Part B Conditions Precedent to Utilisation	172
Part C Conditions Subsequent to Utilisation	174
Part D	175
Conditions Subsequent - Corporate Guarantor Effective Date	175
Schedule 3 Requests	177
Part A Utilisation Request	177
Part B Selection Notice	179
Schedule 4 Form of Transfer Certificate	180
Schedule 5 Form of Assignment Agreement	182
Schedule 6 Form of Compliance Certificate	185
Schedule 7 Form of Hedge Counterparty Accession Letter	186
Schedule 8 Repayment Schedule	187
Schedule 9 Details of the Ships	188
Schedule 10 Details of Pool Agreements	193
Schedule 11 Timetables	195

Execution

Execution Pages	196

THIS AGREEMENT is made on   8   May 2018

PARTIES

(1)              GRINDROD SHIPPING PTE. LTD. a company incorporated in Singapore with company registration number 200407212K whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as borrower (the “Borrower”)

(2)              IVS BULK CARRIERS PTE. LTD., a company incorporated in Singapore with company registration number 200902094C whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763  as a guarantor (“Guarantor A”)

(3)              IVS BULK OWNING PTE. LTD., a company incorporated in Singapore with company registration number 200901631D whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor B”)

(4)              IVS BULK 462 PTE. LTD., a company incorporated in Singapore with company registration number 201015020H whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor C”)

(5)              IVS BULK 475 PTE. LTD., a company incorporated in Singapore with company registration number 201417903N whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor D”)

(6)              UNICORN ATLANTIC PTE. LTD., a company incorporated in Singapore with company registration number 201015026N whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor E”)

(7)              UNICORN BALTIC PTE. LTD., a company incorporated in Singapore with company registration number 201015010R whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor F”)

(8)              UNICORN ROSS PTE. LTD., a company incorporated in Singapore with company registration number 201015176M whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor G”)

(9)              UNICORN IONIA PTE. LTD., a company incorporated in Singapore with company registration number 201015034E whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor H”)

(10)          IVS BULK 511 PTE. LTD., a company incorporated in Singapore with company registration number 201010560K whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor I”)

(11)          IVS BULK 603 PTE. LTD., a company incorporated in Singapore with company registration number 201010557N whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor J”)

(12)          IVS BULK 707 PTE. LTD., a company incorporated in Singapore with company registration number 201809829Z whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor K”)

(13)          UNICORN CASPIAN PTE. LTD., a company incorporated in Singapore with company registration number 201110907M whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor L”)

(14)          IVS BULK 512 PTE. LTD., a company incorporated in Singapore with company registration number 201110901G whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor M”)

(15)          IVS BULK 609 PTE. LTD., a company incorporated in Singapore with company registration number 201101546M whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor N”)

(16)          IVS BULK 611 PTE. LTD., a company incorporated in Singapore with company registration number 201015037W whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor O”)

(17)          IVS BULK 612 PTE. LTD., a company incorporated in Singapore with company registration number 201015017M whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 as a guarantor (“Guarantor P”)

(18)     CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,  DVB BANK SE SINGAPORE BRANCH and STANDARD CHARTERED BANK, SINGAPORE BRANCH as mandated lead arrangers (the “Mandated Lead Arrangers”)

(19)     CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK and DVB BANK SE SINGAPORE BRANCH as coordination agents (the “Coordination Agents”)

(20)          CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as account bank (the “Account Bank”)

(21)          THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the “Original Lenders”)

(22)          THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as hedge counterparties (the “Original Hedge Counterparties”)

(23)          DVB BANK SE SINGAPORE BRANCH as agent of the other Finance Parties (the “Facility Agent”)

(24)     DVB BANK SE SINGAPORE BRANCH as security agent for the Secured Parties (the “Security Agent”)

BACKGROUND

(A)             The Lenders have agreed to make available to the Borrower a facility of up to $100,000,000 for the purposes of part refinancing the Existing Indebtedness and if applicable for general corporate and working capital purposes:

(i)                in respect of all of the Ships other than Ship K, by way of a loan in a principal amount not exceeding the lower of (a) $94,150,000 and (b) 60 per cent. of the Market Value of those Ships; and

(ii)               in respect of Ship K, by way of a loan in a principal amount not exceeding the lower of (a) $5,850,000 and (b) 60 per cent. of the Market Value of Ship K.

(B)             The Hedge Counterparties have agreed to enter into interest rate swap transactions with the Borrower from time to time to hedge the Borrower’s exposure under this Agreement to interest rate fluctuations.

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1                   DEFINITIONS AND INTERPRETATION

1.1             Definitions

In this Agreement:

“Account Bank” means Crédit Agricole Corporate and Investment Bank acting through its office at 92547, 12 Place des États Unis, 92120 Montrouge, France or any replacement bank or other financial institution as may be approved by the Facility Agent acting with the authorisation of the Majority Lenders.

“Accounts” means the Earnings Accounts, the Retention Account and the Debt Service Reserve Account.

“Account Security” means a document creating Security over any Account in agreed form.

“Additional Hedge Counterparty” means a bank or financial institution which becomes a Hedge Counterparty in accordance with Clause 27.8 (Additional Hedge Counterparties).

“Advance” means a borrowing of all or part of a Tranche under this Agreement.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Approved Brokers” means any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders.

“Approved Classification” means, in relation to a Ship, as at the date of this Agreement, the classification in relation to that Ship specified in Schedule 9 (Details of the Ships) with the classification in relation to that Ship specified in Schedule 9 (Details of the Ships) or the equivalent classification with another Approved Classification Society.

“Approved Classification Society” means, in relation to a Ship, as at the date of this Agreement, the classification society in relation to that Ship specified in Schedule 9 (Details of the Ships) or any other classification society approved in writing by the Facility Agent acting with the authorisation of the Lenders and which authorisation shall not be withheld in the case of any classification society which is a member of the International Association of Classification Societies.

“Approved Commercial Manager” means, in relation to a Ship, as at the date of this Agreement, the manager specified as the approved commercial manager in relation to that Ship in Schedule 9 (Details of the Ships), Grindrod Shipping (South Africa) (Pty) Ltd., Grindrod Shipping Pte. Ltd., Maersk A/S, Vitol or any other person approved in writing by the Facility Agent acting with the authorisation of the Lenders as the commercial manager of that Ship.

“Approved Flag” means, in relation to a Ship, as at the date of this Agreement, the flag in relation to that Ship specified in Schedule 9 (Details of the Ships) or such other flag approved in writing by the Facility Agent acting with the authorisation of the Lenders.

“Approved Manager” means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.

“Approved Technical Manager” in relation to a Ship, as at the date of this Agreement, the manager specified as the approved technical manager in relation to that Ship in Schedule 9 (Details of the Ships), Grindrod Shipping (South Africa) (Pty) Ltd., Grindrod Shipping Pte. Ltd.,  Sandigan Ship Services Inc or any other person approved in writing by the Facility Agent acting with the authorisation of the Lenders as the technical manager of that Ship.

“Approved Valuer” means Fearnleys, Clarksons Valuations Limited, Arrow, Braemar ACM, Simpson Spence Young (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

“Availability Period” means:

(a)              in the case of each of the Ships except for Ship K, the period from and including the date of this Agreement to and including, 11 May 2018, or as otherwise agreed by all of the Lenders;

(b)              in the case of Ship K, the period from and including the date of this Agreement to and including, the date which falls six months after the date of this Agreement.

“Available Commitment” means a Lender’s Commitment minus:

(a)              the amount of its participation in the outstanding Loan; and

(b)              in relation to any proposed Utilisation, the amount of its participation in any Advance that is due to be made on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)              in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)              in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Break Costs” means the amount (if any) by which:

(a)

(i)                 the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds

(ii)                the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, or

(b)              where a Lender is providing a fixed interest rate under Clause 8.3 (Fixed rate of interest) and only for the period for which the fixed rate of interest shall apply, any claim, expense, liability or loss incurred by a Lender in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure in connection with the Lender providing a fixed interest rate under Clause 8.3 (Fixed rate of interest) or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the claim, expense, liability or loss incurred by it in terminating, or otherwise in connection with, a number of transactions for which this Agreement is one.

“Business Day” means a day (other than a Saturday or Sunday) (i) on which banks are open for general business in London, Paris, Singapore and Frankfurt and (ii) in relation to payments in dollars, New York.

“Charter” means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence which exceeds, or by virtue of any operating extensions may exceed 12 months.

“Charterer” means, in relation to a Ship, any party which enters into a Charter with an Owner Guarantor which owns that Ship.

“Charter Guarantee” means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.

“CISADA” means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 as it applies to non-US persons.

“Code” means the US Internal Revenue Code of 1986.

“Commercial Management Agreement” means, in relation to a Ship, the agreement entered into between the relevant Owner Guarantor and the Approved Commercial Manager regarding the commercial management of that Ship.

“Commitment” means:

(a)                           in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)                           in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between the Borrower and the Facility Agent.

“Confidential Information” means all information relating to any Transaction Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)                           any member of the Group or any of its advisers; or

(b)                           another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)                                   information that:

(A)                            is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 43 (Confidential Information); or

(B)                            is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)                           is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)                                any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrower and the Facility Agent.

“Corresponding Debt” means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

“Corporate Guarantor” means Grindrod Shipping Holdings Ltd., a company incorporated in Singapore with company registration number 201731497H whose registered office is at 10 Anson Road, #32-15 International Plaza, Singapore 079903.

“Corporate Guarantor Effective Date” means the date on which the Corporate Guarantor becomes the sole legal and beneficial owner of all of the shares in the Borrower, which shall be the date on which it enters into the Corporate Guarantor Guarantee.

“Corporate Guarantor Guarantee”  means a guarantee to be executed by the Corporate Guarantor in favour of the Security Agent in agreed form;

“Credit Participation” means, in relation to a Lender or a Hedge Counterparty the aggregate of:

(a)                             its aggregate Commitments, if any;

(b)                             in respect of any hedging transaction of that Hedge Counterparty under any Hedging Agreement that has, as of the date the calculation is made, been terminated or closed out in accordance with the terms of this Agreement, the amount, if any, payable to it under any Hedging Agreement in respect of that termination or close-out as of the date of termination or close-out (and before taking into account any interest accrued on that amount since the date of termination or close-out) to the extent that amount is unpaid (that amount to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement); and

(c)                             after Loan has been fully repaid only, in respect of any hedging transaction of that Hedge Counterparty under any Hedging Agreement that has, as of the date the calculation is made, not been terminated or closed out, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the Borrower is the Defaulting Party (as defined in the relevant ISDA Master Agreement) that amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.

“Creditors” means the Lenders and the Hedge Counterparties.

“Debt Service” means all amounts due under this Agreement including principal and interest (based on indicative LIBOR (or if applicable, the substitute rate as determined pursuant to Clause 10.1 (Unavailability of Screen Rate) as long as no fixed rate or hedged interest rate applies), as determined by the Facility Agent.

“Debt Service Reserve Account” means:

(a)                             an account in the name of the Borrower with the Account Bank and designated “Grindrod Shipping Pte Ltd - Debt Service Reserve Account”;

(b)                             any other account in the name of the Borrower with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)                             any sub-account of any account referred to in paragraphs (a) or (b) above.

“Deed of Covenant” means, in relation to a Ship, the deed of covenant collateral to the Mortgage over that Ship in agreed form.

“Deed of Release” means a deed releasing the Existing Security in a form acceptable to the Facility Agent.

“Default” means an Event of Default or a Potential Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disruption Event” means either or both of:

(a)                           a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                          the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:

(i)                                  from performing its payment obligations under the Finance Documents; or

(ii)                               from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party  whose operations are disrupted.

“Document of Compliance” has the meaning given to it in the ISM Code.

“dollars” and “$” mean the lawful currency, for the time being, of the United States of America.

“Earnings” means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to an Owner Guarantor or the Security Agent and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)                              the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:

(i)                                   all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;

(ii)                                the proceeds of the exercise of any lien on sub-freights;

(iii)                             compensation payable to an Owner Guarantor or the Security Agent in the event of requisition of that Ship for hire or use;

(iv)                           remuneration for salvage and towage services;

(v)                              demurrage and detention moneys;

(vi)                           without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vii)                        all moneys which are at any time payable under any Insurances in relation to loss of hire;

(viii)                     all monies which are at any time payable to an Owner Guarantor in relation to general average contribution; and

(b)                              if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

“Earnings Account” means:

(a)                              an account in the name of the Borrower with the Account Bank designated “Grindrod Shipping Pte. Ltd. – Unicorn - Earnings Account”;

(b)                              an account in the name of the Borrower with the Account Bank designated “Grindrod Shipping Pte Ltd  - IVS - Earnings Account”;

(c)                              any other account in the name of the Borrower with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) or (b) above, irrespective of the number or designation of such replacement account; or

(d)                              any sub-account of any account referred to in paragraphs (a), (b) or (c) above.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Environmental Approval” means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)                              any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship or from a Ship into any other vessel or into or upon the air, sea, land or soils (including the seabed) or surface water; or

(b)                              any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)                              any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Existing Facility Agent A” means the “Facility Agent” as such term is defined in the Existing Facility Agreement A.

“Existing Facility Agent B” means the “Agent” as such term is defined in the Existing Facility Agreement B.

“Existing Facility Agent C” means the “Agent” as such term is defined in the Existing Facility Agreement C.

“Existing Facility Agreement A” means the facility agreement dated 30 March 2017 (as supplemented, amended and/ or restated from time to time) and entered into between (i) Guarantor E, Guarantor L and Guarantor N as joint and several borrowers and Crédit Agricole Corporate and Investment Bank as facility agent and security agent to refinance the existing indebtedness of Ship E, Ship L and Ship N and for general corporate and working capital purposes.

“Existing Facility Agreement B” means the facility agreement dated 7 July 2011 (as supplemented, amended and/ or restated from time to time, including by a supplemental letter dated 20 August 2013 and a supplemental letter dated 27 August 2015) and entered into between the Borrower as borrower and Crédit Agricole Corporate and Investment Bank as agent and security trustee to finance Ship C, Ship D, Ship F, Ship G, Ship H, Ship I, Ship M and Ship O.

“Existing Facility Agreement C” means the facility agreement dated 26 August 2010 (as supplemented, amended and/ or restated from time to time) and entered into between the Borrower as borrower and Standard Chartered Bank as agent and security trustee to finance Ship A, Ship B, Ship J and Ship P.

“Existing Facility Agreement D” means the facility agreement dated 23 June 2008 (as supplemented, amended and/ or restated from time to time) and entered into between IM Shipping Pte. Ltd. as borrower and Bank of Tokyo-Mitsubishi UFJ Ltd as agent and security trustee to finance Ship K.

“Existing Indebtedness” means Existing Indebtedness A, Existing Indebtedness B, Existing Indebtedness C and Existing Indebtedness D.

“Existing Indebtedness A” means, at any date, the outstanding Financial Indebtedness of Guarantor E, Guarantor L and Guarantor N on that date under the Existing Facility Agreement A.

“Existing Indebtedness B” means, at any date, the outstanding Financial Indebtedness of the Borrower on that date under the Existing Facility Agreement B.

“Existing Indebtedness C” means, at any date, the outstanding Financial Indebtedness of the Borrower on that date under the Existing Facility Agreement C.

“Existing Indebtedness D” means, the amount required to reimburse Guarantor K in respect of the payment made by itself to IM Shipping Pte. Ltd. in respect of the repayment of the outstanding Financial Indebtedness of IM Shipping Pte. Ltd. under the Existing Facility Agreement D, in respect of Ship K.

“Existing Security” means any Security created to secure the Existing Indebtedness.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)                              sections 1471 to 1474 of the Code or any associated regulations;

(b)                              any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                              any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                              in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                              in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)                              in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between any of the Mandated Lead Arrangers, the Facility Agent and the Security Agent and any Obligor setting out any of the fees referred to in Clause 11 (Fees).

“Finance Document” means:

(a)                              this Agreement;

(b)                              the Corporate Guarantor Guarantee;

(c)                              any Fee Letter;

(d)                              each Utilisation Request;

(e)                              any Security Document;

(f)                                 any Hedging Agreement;

(g)                              any Subordination Deed;

(h)                              any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or

(i)                                   any other document designated as such by the Facility Agent and the Borrower.

“Finance Party” means the Account Bank, the Facility Agent, the Security Agent, the Mandated Lead Arrangers, the Coordination Agents, or a Lender or a Hedge Counterparty.

“Financial Indebtedness” means any indebtedness for or in relation to:

(a)                              moneys borrowed;

(b)                              any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                              any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                              the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

(e)                              receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                 any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing under IFRS;

(g)                              any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)                              any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)                                   the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Funding Rate” means any individual rate notified by a Lender to the Facility Agent pursuant to Clause 10.4(a)(ii) (Cost of funds).

“General Assignment” means, in relation to a Ship, the general assignment creating Security over that Ship’s Earnings, its Insurances and any Requisition Compensation in relation to that Ship and over any Charter and any Charter Guarantee, in agreed form.

“Group” means,

(a)                              prior to the Corporate Guarantor Effective Date, the Borrower and its Subsidiaries for the time being; and

(b)                             after the Corporate Guarantor Effective Date, the Corporate Guarantor and its Subsidiaries for the time being.

“Hedging Agreement” means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by the Borrower for the purpose of hedging interest payable under this Agreement.

“Hedging Agreement Security” a hedging agreement security creating Security over the Borrower’s rights and interests in any Hedging Agreement, in agreed form.

“Hedge Counterparty” means any Original Hedge Counterparty or any Additional Hedge Counterparty.

“Hedge Counterparty Accession Letter” means a document substantially in the form set out in Schedule 7 (Form of Hedge Counterparty Accession Letter).

“Hedge Exposure” means, as at the relevant date, the aggregate certified amount contributed by each Hedge Counterparty to the Facility Agent as the net aggregate amount in dollars which would be payable by the Borrower under a Hedging Agreement to which it is a party at the relevant determination date in the event of termination or closing out on that date under such Hedging Agreement.

“Holding Company” means, in relation to a person, any other person in relation to which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indemnified Person” has the meaning given to it in Clause 14.2 (Other indemnities).

“Insurances” means, in relation to a Ship:

(a)                              all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, that Ship’s Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)                              all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

“Interest Payment Date” has the meaning given to it in paragraph (a) of Clause 8.2 (Payment of interest).

“Interest Period” means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.4 (Default interest).

“Interpolated Screen Rate” means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                              the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan or that part of the Loan; and

(b)                              the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan or that part of the Loan,

each as of the Specified Time for dollars.

“ISDA Master Agreement” means a 2002 ISDA Master Agreement as published by the International Swaps and Derivatives Association, Inc..

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“ISSC” means an International Ship Security Certificate issued under the ISPS Code.

“Key Shareholder A” means Remgro Ltd, a company incorporated in South Africa, whose registered office is at Millennia Park, 16 Stellentia Avenue, Stellenbosch, 7600, South Africa.

“Key Shareholder B” means Grindrod Investments Pty Ltd, a company incorporated in South Africa, whose registered office is at Block A Surrey Park, 6 Barham Road, Off Essex Terrace, Westville, 3629, South Africa.

“Key Shareholders” means Key Shareholder A and Key Shareholder B.

“Legal Reservations” means:

(a)                              the principle that equitable remedies may be granted or refused  at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                              the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)                              similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)                              any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

“Lender” means:

(a)                              any Original Lender; and

(b)                              any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders and Hedge Counterparties),

which in each case has not ceased to be a Party in accordance with this Agreement.

“LIBOR” means, in relation to the Loan or any part of the Loan:

(a)                              the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

(b)                              as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate).

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association.

“Loan” means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a “part of the Loan” means an Advance, a Tranche or any other part of the Loan as the context may require.

“Major Casualty” means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency.

“Majority Creditors” means, at any time, those Creditors whose Credit Participations at that time aggregate more than 66 2/3 per cent. of the total Credit Participations at that time.

“Majority Lenders” means:

(a)                              if no Advance has yet been made, such Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments; or

(b)                              at any other time, such Lenders whose participations in the Loan aggregate more than 66 2/3 per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, such Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66 2/3 per cent. of the Loan immediately before such repayment.

“Management Agreement” means a Technical Management Agreement or a Commercial Management Agreement.

“Manager’s Undertaking” means the letter of undertaking from the Approved Technical Manager and the letter of undertaking from the Approved Commercial Manager subordinating the rights of the Approved Technical Manager and the Approved Commercial Manager respectively against each Ship and each Owner Guarantor to the rights of the Finance Parties in agreed form.

“Margin” means 2.95 per cent. per annum.

“Market Value” means, in relation to a Ship or any other vessel, at any date, the market value of that Ship or vessel shown by a valuation prepared:

(a)                              as at a date not more than 14 days previously;

(b)                              by an Approved Valuer;

(c)                              with or without physical inspection of that Ship or vessel (as the Facility Agent may require); and

(d)                              on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any Charter,

after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

“Material Adverse Effect” means a  material adverse effect on:

(a)                              the business, operations, property, condition (financial or otherwise) or prospects of any member of the Group or the Group as a whole; or

(b)                              the ability of any Transaction Obligor to perform its obligations under any Finance Document; or

(c)                              the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                              (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                              if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                              if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Mortgage” means, in relation to a Ship, a first priority Singapore ship mortgage on that Ship in agreed form.

“Obligor” means the Borrower and an Owner Guarantor and from the Corporate Guarantor Effective Date, the Corporate Guarantor.

“Original Financial Statements” means:

(a)                              in relation to the Borrower, the audited consolidated financial statements of the Group for its financial year ended 31 December 2016; and

(b)                              in relation to each other Obligor (except for the Corporate Guarantor), its unaudited financial statements for its financial year ended 31 December 2017 certified by the chief financial officer of the relevant Obligor.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

“Overseas Regulations” means the Overseas Companies Regulations 2009 (SI 2009/1801).

“Owner Guarantor” means Guarantor A, Guarantor B, Guarantor C, Guarantor D, Guarantor E, Guarantor F, Guarantor G, Guarantor H, Guarantor I, Guarantor J, Guarantor K, Guarantor L, Guarantor M, Guarantor N, Guarantor O or Guarantor P or if a Substitute Ship has replaced any of Ship A to Ship P (inclusive), the Substitute Ship Owner of such Substitute Ship.

“Parallel Debt” means any amount which an Obligor owes to the Security Agent under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making or procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Obligor or any relevant third party) and/or perfection of that Finance Document including (but not limited to) registration of the charges created by each of the relevant Security Documents with the Accounting and Corporate Regulatory Authority in Singapore and registration of the Mortgages with the Singapore Registry of Ships.

“Permitted Charter” means, in relation to a Ship, a charter:

(a)                              which is a time, voyage or consecutive voyage charter;

(b)                              the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months plus a redelivery allowance of not more than 30 days;

(c)                              which is entered into on bona fide arm’s length terms at the time at which that Ship is fixed; and

(d)                              in relation to which not more than two months’ hire is payable in advance,

and any other charter which is approved in writing by the Facility Agent acting with the authorisation of the Lenders.

“Permitted Financial Indebtedness” means:

(a)                              any Financial Indebtedness incurred under the Finance Documents;

(b)                              any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a Subordination Deed or otherwise and which is, in the case of any such Financial Indebtedness of an Owner Guarantor, the subject of Subordinated Debt Security; and

(c)                              any Financial Indebtedness reasonably incurred in connection with the normal commercial and technical operation of a Ship and administration of affairs of the relevant Owner Guarantor.

“Permitted Security” means:

(a)                              Security created by the Finance Documents;

(b)                              any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)                              liens for unpaid master’s and crew’s wages in accordance with first class ship ownership and management practice;

(d)                              liens for salvage;

(e)                              liens for master’s disbursements incurred in the ordinary course of trading; and

(f)                                 any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship and not as a result of any default or omission by any Owner Guarantor, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 23.18 (Restrictions on chartering, appointment of managers etc.).

“Pool Agreements” means each of the pool agreements more particularly described in Schedule 10 (Details of Pool Agreements).

“Potential Event of Default” means any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Prohibited Person” means any person that is:

(a)                              listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;

(b)                              located in, incorporated or organised under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of any Sanctions (including, without limitation, at the date of this Agreement, Cuba, Iran, North Korea, Syria and Sudan) other than or in addition to the inclusion of persons on Sanctions Lists; or

(c)                              otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“Protected Party” has the meaning given to it in Clause 12.1 (Definitions).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

“Reference Bank Quotation” means any quotation supplied to the Facility Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)                              if:

(i)                                   the Reference Bank is a contributor to the Screen Rate; and

(ii)                                it consists of a single figure,

as the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or

(b)                              in any other case, as the rate at which the relevant Reference Bank could fund itself in dollars for the relevant period with reference to the unsecured wholesale funding market.

“Reference Banks” means the principal London office of Crédit Agricole Corporate and Investment Bank and the principal office of DVB Bank SE and/or such other entities as may be appointed by the Facility Agent in consultation with the Borrower.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to a Transaction Obligor:

(a)                              its Original Jurisdiction;

(b)                              any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;

(c)                              any jurisdiction where it conducts its business; and

(d)                              the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Repayment Date” means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

“Repayment Instalment” has the meaning given to it in Clause 6.1 (Repayment of Loan).

“Repeating Representation” means each of the representations set out in Clause 18 (Representations) except Clause 18.10 (Insolvency), Clause 18.11 (No filing or stamp taxes) and Clause 18.12 (Deduction of Tax) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee, broker or custodian.

“Requisition” means in relation to a Ship:

(a)                              any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)                              any capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever.

“Requisition Compensation” includes all compensation or other moneys payable to an Owner Guarantor by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Retention Account” means:

(a)                              an account in the name of the Borrower with the Account Bank designated “Grindrod Shipping Pte. Ltd.  Retention Account”;

(b)                              any other account in the name of the Borrower with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)                              any sub-account of any account referred to in paragraphs (a) or (b) above.

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Safety Management System” has the meaning given to it in the ISM Code.

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)                              imposed by law or regulation of a Sanctions Authority, regardless of whether the same is or is not binding on any Transaction Obligor;  or

(b)                              otherwise imposed by any law or regulation binding on a Transaction Obligor or to which a Transaction Obligor is subject (which shall include without limitation, any extra-territorial sanctions imposed by law or regulation of the United States of America).

“Sanctions Authority” means the United States government, the United Nations, the European Union, any member state of the European Union (including, without limitation, The Netherlands), the United Kingdom, the Monetary Authority of Singapore, any country to which any Obligor is registered or has material (financial or otherwise) interests or operations, or the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”), the United States Department of State and Her Majesty’s Treasury (“HMT”).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, any list maintained by OFAC within its “the Consolidated Sanctions List”, the Consolidated List of Financial Sanctions Targets maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities, each as amended, supplemented or substituted from time to time.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters.  If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Secured Liabilities” means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document.

“Secured Party” means each Finance Party from time to time party to this Agreement, a Receiver or any Delegate.

“Security” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

“Security Assets” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Security Document” means:

(a)                              any Shares Security;

(b)                              any Mortgage;

(c)                              any Deed of Covenant;

(d)                              any General Assignment;

(e)                              any Account Security;

(f)                                 any Manager’s Undertaking;

(g)                              any Hedging Agreement Security;

(h)                              any Subordinated Debt Security;

(i)                                   any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or

(j)                                   any other document designated as such by the Facility Agent and the Borrower.

“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

“Security Property” means:

(a)                              the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)                              all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)                              the Security Agent’s interest in any turnover trust created under the Finance Documents;

(d)                              any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(i)                                   rights intended for the sole benefit of the Security Agent; and

(ii)                                any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

“Selection Notice” means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

“Servicing Party” means the Facility Agent or the Security Agent.

“Shares Security” means, a document creating Security over the share capital in each Owner Guarantor in agreed form.

“Ship” means Ship A, Ship B, Ship C, Ship D, Ship E, Ship F, Ship G, Ship H, Ship I, Ship J, Ship K, Ship L, Ship M, Ship N, Ship O or Ship P and if applicable and after the Utilisation on all Advances, any Substitute Ship which is then subject to a Mortgage.

“Ship A” means m.v. “IVS NIGHT JAR”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship B” means m.v. “IVS KANDA”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship C” means m.v. “IVS KAWANA”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship D” means m.v. “IVS KINGBIRD”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship E” means m.v. “INYALA”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship F” means m.v. “BREEDE”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship G” means m.v. “RHINO”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship H” means m.v. “KOWIE”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship I” means m.v. “IVS KNOT”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship J” means m.v. “IVS SENTOSA”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship K” means m.v. “IVS MAGPIE”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship L” means m.v. “UMGENI”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship M” means m.v. “IVS KINGLET”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship N” means m.v. “IVS ORCHARD”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship O” means m.v. “IVS MERLION”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Ship P” means m.v. “IVS RAFFLES”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Specified Time” means a day or time determined in accordance with Schedule 11 (Timetables).

“Subordinated Creditor” means:

(a)                              a Transaction Obligor; or

(b)                              any other person who becomes a Subordinated Creditor in accordance with this Agreement.

“Subordinated Debt Security” means a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form.

“Subordinated Liabilities” means all indebtedness owed or expressed to be owed by the Borrower to a Subordinated Creditor whether documented in any written agreement or otherwise.

“Subordination Deed” means a subordination deed entered into or to be entered into by a Subordinated Creditor and the Security Agent in agreed form.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

“Substitute Ship” means Substitute Ship A or Substitute Ship B.

“Substitute Ship A” means m.v. “BERG”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Substitute Ship B” means m.v. “LAVELA”, details of which are set out opposite its name in Schedule 9 (Details of the Ships).

“Substitute Ship Owner” means in respect of each Substitute Ship, Petrochemical Shipping Limited, a company incorporated in the Isle of Man whose registered office at 33-37 Atholl Street, Douglas, IM1 1LB, Isle of Man.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning given to it in Clause 12.1 (Definitions).

“Tax Deduction” has the meaning given to it in Clause 12.1 (Definitions).

“Tax Payment” has the meaning given to it in Clause 12.1 (Definitions).

“Technical Management Agreement” means, in relation to a Ship, the agreement entered into between the relevant Owner Guarantor and the Approved Technical Manager regarding the technical management of that Ship.

“Termination Date” means:

(a)                              in respect of Tranche A, the date falling four years from the Utilisation Date of that Tranche.

(b)                              in respect of Tranche B, the date falling five years from the Utilisation Date of that Tranche.

“Third Parties Act” has the meaning given to it in Clause 1.5 (Third party rights).

“Total Commitments” means the aggregate of the Commitments, of up to $100,000,000 at the date of this Agreement.

“Total Loss” means, in relation to a Ship:

(a)                              actual, constructive, compromised, agreed or arranged total loss of that Ship; or

(b)                              any Requisition of that Ship unless that Ship is returned to the full control of the relevant Owner Guarantor within 30 days of such Requisition.

“Total Loss Date” means, in relation to the Total Loss of a Ship:

(a)                              in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)                              in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)                                   the date on which a notice of abandonment is given to the insurers; and

(ii)                                the date of any compromise, arrangement or agreement made by or on behalf of the relevant Owner Guarantor with that Ship’s insurers in which the insurers agree to treat that Ship as a total loss; and

(c)                              in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

“Tranche” means Tranche A or Tranche B.

“Tranche A” means that part of the Loan made or to be made available to the Borrower in a principal amount not exceeding $10,000,000, divided as follows:

(a)                              $3,000,000 in respect of Ship A;

(b)                              $3,000,000 in respect of Ship B; and

(c)                              $4,000,000 in respect of Ship C.

“Tranche B” means that part of the Loan made or to be made available to the Borrower in a principal amount not exceeding $90,000,000, divided as follows:

(a)                              $5,850,000 in respect of Ship D;

(b)                              $8,700,000 in respect of Ship E;

(c)                              $6,450,000 in respect of Ship F;

(d)                              $10,800,000 in respect of Ship G;

(e)                              $6,900,000 in respect of Ship H;

(f)                                 $7,200,000 in respect of Ship I;

(g)                              $5,100,000 in respect of Ship J;

(h)                              $5,850,000 in respect of Ship K;

(i)                                   $7,200,000 in respect of Ship L;

(j)                                   $7,650,000 in respect of Ship M;

(k)                              $5,550,000 in respect of Ship N;

(l)                                   $6,300,000 in respect of Ship O; and

(m)                         $6,450,000 in respect of Ship P.

“Transaction Document” means:

(a)                              a Finance Document;

(b)                              a Pool Agreement; or

(c)                              any other document designated as such by the Facility Agent and a Borrower.

“Transaction Obligor” means an Obligor, any Approved Manager who is a member of the Group, or any other member of the Group who executes a Transaction Document.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)                              the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                              the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Establishment” means a UK establishment as defined in the Overseas Regulations.

“Unpaid Sum” means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.

“US” means the United States of America.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means:

(a)                              in respect of all the Ships except Ship K, the date of a Utilisation, being the date on which the relevant Advance is to be made, such date being no later than 10 Business Days after the date of this Agreement; and

(b)                              in respect of Ship K, the date of a Utilisation, being the date on which the relevant Advance is to be made, such date being no later than six months after the date of this Agreement.

“Utilisation Request” means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

“VAT” means:

(a)                              any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), any goods and services tax or any consumption tax; and

(b)                              any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Write-down and Conversion Powers” means:

(a)                              in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)                              in relation to any other applicable Bail-In Legislation:

(i)                                   any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)                                any similar or analogous powers under that Bail-In Legislation.

1.2                           Construction

(a)                             Unless a contrary indication appears, a reference in this Agreement to:

(i)                                  the “Account Bank”, the “Mandated Lead Arrangers”, the “Facility Agent”, any “Finance Party”, any  “Lender”, any “Hedge Counterparty”, any “Coordination Agent”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent”,  any “Transaction Obligor” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)                               “assets” includes present and future properties, revenues and rights of every description;

(iii)                            a liability which is “contingent” means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)                          “document” includes a deed and also a letter or fax;

(v)                             “expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)                          a “Finance Document”, a “Security Document” or “Transaction Document” or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vii)                       “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)                    “law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(ix)                          “proceedings” means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(x)                             a “person” includes any individual, firm, company, corporation, branch, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)                          a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)                       a provision of law is a reference to that provision as amended or re-enacted;

(xiii)                    a time of day is a reference to Singapore time;

(xiv)                  any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xv)                     words denoting the singular number shall include the plural and vice versa; and

(xvi)                  “including” and “in particular” (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)                             The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)                             Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(d)                             Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)                             A Potential Event of Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3                           Construction of insurance terms

In this Agreement:

“approved” means, approved in writing by the Facility Agent.

“excess risks” means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

“obligatory insurances” means all insurances effected, or which any Owner Guarantor is obliged to effect, under Clause 22 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.

“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I clubs, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

“war risks” includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.4                           Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in “agreed form” are to that Finance Document:

(a)                             in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Facility Agent); or

(b)                             in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 42.2 (All Lender matters) applies, all the Lenders.

1.5                           Third party rights

(a)                             Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)                             Subject to Clause 42.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)                             Any Affiliate, Receiver, Delegate or any other person described in paragraph (d) of Clause 14.2 (Other indemnities), paragraph (b) of Clause 29.11 (Exclusion of liability), Clause 29.21 (Role of Reference Banks), Clause 29.22 (Third Party Reference Banks) or paragraph (b) of Clause 30.11 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2                                       THE FACILITY

2.1                           The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a dollar term loan facility in two Tranches in an aggregate amount not exceeding the Total Commitments.

2.2                           Finance Parties’ rights and obligations

(a)                             The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                             The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below.  The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)                             A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3                           Owner Guarantors’ Agent

(a)                             Each Owner Guarantor by its execution of this Agreement irrevocably appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                                  the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Owner Guarantor notwithstanding that they may affect that Owner Guarantor, without further reference to or the consent of that Owner Guarantor; and

(ii)                               each Finance Party to give any notice, demand or other communication to that Owner Guarantor pursuant to the Finance Documents to the Borrower,

and in each case that Owner Guarantor shall be bound as though that Owner Guarantor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                             Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Borrower or given to the Borrower under any Finance Document on behalf of an Owner Guarantor or in connection with any Finance Document (whether or not known to any Owner Guarantor) shall be binding for all purposes on that Owner Guarantor as if that Owner Guarantor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Borrower and any Owner Guarantor, those of the Borrower shall prevail.

3                                       PURPOSE

3.1                           Purpose

The Borrower shall apply all amounts borrowed by it under the Facility only for the purpose of part refinancing the Existing Indebtedness and if applicable, for general corporate and working capital purposes:

(a)                             in respect of each of the Ships other than Ship K, by way of a loan in a principal amount not exceeding the lower of (a) $94,150,000 and (b) 60 per cent. of the Market Value of those Ships; and

(b)                             in respect of Ship K, by way of a loan in a principal amount not exceeding the lower of (a) $5,850,000 and (b) 60 per cent. of the Market Value of Ship K.

3.2                           Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4                                       CONDITIONS OF UTILISATION

4.1                           Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent and Conditions Subsequent) in form and substance satisfactory to the Facility Agent.

4.2                           Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if:

(a)                             on the date of the Utilisation Request and on the proposed Utilisation Date and before the Advance is made available:

(i)                                  no Default is continuing or would result from the proposed Advance;

(ii)                               the Repeating Representations to be made by each Obligor are true;

(iii)                            the Ship in respect of which such Advance is to be made has neither been sold nor become a Total Loss;

(b)                             the Facility Agent has received on or before the relevant Utilisation Date, or is satisfied it will receive when the Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent and Conditions Subsequent) in form and substance satisfactory to the Facility Agent.

4.3                           Notification of satisfaction of conditions precedent

(a)                             The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(b)                             Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification.  The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4                           Waiver of conditions precedent

If the Lenders, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrower shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Lenders, may agree in writing with the Borrower.

4.5                           Conditions subsequent

(a)                             Save in the case of documentary evidence which must be provided on the Utilisation Date (as a same day condition subsequent) that the relevant Deed of Covenant and General Assignment has been dated the date of the Utilisation Date and the Mortgage has been duly registered on the Utilisation Date (as required under paragraph 2(a) of Part C of Schedule 2 (Conditions Subsequent to Utilisation), the Borrower undertakes to deliver or cause to be delivered to the Facility Agent within five Business Days after the Utilisation Date, the additional documents and other evidence listed in Part C of Schedule 2 (Conditions Subsequent to Utilisation) in form and substance satisfactory to the Facility Agent.

(b)                             Prior to the Corporate Guarantor Effective Date, the Borrower further undertakes to deliver or cause to be delivered to the Facility Agent, the additional documents and other evidence listed in Part D of Schedule 2 (Conditions Precedent and Subsequent) in form and substance satisfactory to the Facility Agent.

SECTION 3

UTILISATION

5                                       UTILISATION

5.1                           Delivery of a Utilisation Request

(a)                             The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)                             The Borrower may not deliver more than one Utilisation Request for Tranche A and not more than two Utilisation Requests for Tranche B.

(c)                             The Utilisation Date for Tranche A and the Utilisation Date for Tranche B must be the same date, except for the Tranche B Utilisation Date for Ship K.

5.2                           Completion of a Utilisation Request

(a)                             Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                  the proposed Utilisation Date is a Business Day within the relevant Availability Period;

(ii)                               the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)                            the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)                             Only one Advance may be requested in each Utilisation Request.

5.3                           Currency and amount

(a)                             The currency specified in a Utilisation Request must be dollars.

(b)                             The amount of the proposed Advance must be an amount which is not more than:

(i)                                  in respect of the Advance under Tranche A, $10,000,000; and

(ii)                               in respect of Tranche B, either (i) an Advance of $90,000,000 or (ii) two separate Advances of $84,150,000 and $5,850,000 if Ship K is not refinanced at the same time as the other Ships which are refinanced by Tranche B, and, in addition, the aggregate amount of the Advances shall not exceed 60 per cent. of the aggregate Market Value of the Ships.

(c)                             The aggregate amount of the proposed Advances must be an amount which is not more than the Available Facility.

5.4                           Lenders’ participation

(a)                             If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

(b)                             The amount of each Lender’s participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making that Advance.

(c)                             The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.

5.5                           Cancellation of Commitments

The Commitments in respect of any Tranche which are unutilised at the end of the Availability Period for such Tranche shall then be cancelled.

5.6                           Retentions and payment to third parties

The Borrower irrevocably authorises the Facility Agent:

(a)                             to deduct from the proceeds of any Advance any fees then payable to the Finance Parties in accordance with Clause 11 (Fees), any agreed solicitors fees and disbursements together with any applicable VAT and any other items listed as deductible items in the relevant Utilisation Request and to apply them in payment of the items to which they relate; and

(b)                             on each Utilisation Date, to pay to, or for the account of, the Borrower or the relevant Owner Guarantor (as applicable) which is to utilise the relevant Advance the balance (after any deduction made in accordance with paragraph (a) above) of the amounts which the Facility Agent receives from the Lenders in respect of the relevant Advance.  That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of the relevant Advance:

(i)                                  in the case of Tranche A, partly to the account of the Existing Facility Agent C under Existing Facility Agreement C and partly to the Existing Facility Agent B under Existing Facility Agreement B which the Borrower specifies in the relevant Utilisation Request and any balance to the account of the Borrower as specified in the relevant Utilisation Request;

(ii)                               in the case of Tranche B, partly to the account of the Existing Facility Agent A under Existing Facility Agreement A, partly to the Existing Facility Agent B under Existing Facility Agreement B and partly to the Existing Facility Agent C under Existing Facility Agreement C which the Borrower specifies in the relevant Utilisation Request and any balance to the account of the Borrower as specified in the relevant Utilisation Request; and

(iii)                            in the case of the Ship K Advance under Tranche B, to the account of the Borrower, which the Borrower specifies in the relevant Utilisation Request.

5.7                           Disbursement of Advance to third party

Payment by the Facility Agent under Clause 5.6 (Retentions and payment to third parties) to a person other than the Borrower shall constitute the making of the relevant Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s participation in that Advance.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6                                       REPAYMENT

6.1                           Repayment of Loan

The Borrower shall repay the Loan as follows:

(a)                             Tranche A shall be repaid by 16 equal consecutive quarterly instalments, each in an amount of $625,000 and each as more particularly described in Schedule 8 (Repayment Schedule) (each a “Repayment Instalment A”), the first of which shall be repaid on the date falling three Months after the Utilisation Date in respect of Tranche A.

(b)                             Save for Ship K, Tranche B shall be repaid by 20 equal consecutive quarterly instalments, each in an amount of $3,005,357.21, as more particularly described in Schedule 8 (Repayment Schedule) (each a “Repayment Instalment B”), the first of which shall be repaid on the date falling three Months after the Utilisation Date in respect of Tranche B,

(c)                             The Ship K Tranche of Tranche B shall be repaid in up to 20 equal consecutive quarterly instalments each in an amount of $208,928.50 and each as more particularly described in Schedule 8 (Repayment Schedule) (each a “Repayment Instalment C” and together with Repayment Instalment A and Repayment Instalment B, each a “Repayment Instalment”), the first of which shall be repaid on the first repayment date of Repayment Instalment B falling after the Utilisation Date of the Ship K Tranche unless that date is less than six weeks after the said Utilisation Date in which case the first repayment of the Ship K Tranche shall be repaid on the second repayment date of Repayment Instalment B, falling after the Utilisation Date of the Ship K Tranche, together with a balloon instalment of $25,714,285.80 (the “Balloon Instalment”) payable on the Termination Date.

(d)                             If the Termination Date is extended pursuant to Clause 6.3(b) (Termination Date) Tranche B shall be repaid by a further eight equal consecutive quarterly instalments, each in an amount of $3,214,285.71.

6.2                           Effect of cancellation and prepayment on scheduled repayments

(a)                             If the Borrower cancels the whole or any part of any Available Commitment in accordance with Clause 7.6 (Right of repayment and cancellation in relation to a single Lender) or if the Available Commitment of any Lender is cancelled under Clause 7.1 (Illegality) then the Repayment Instalments falling after that cancellation will reduce pro rata by the amount of the Available Commitments so cancelled.

(b)                             If the Borrower cancels the whole or part of any Commitment or the whole or any part of any Commitment is cancelled pursuant to Clause 5.5 (Cancellation of Commitments), the Repayment Instalments for each Repayment Date falling after that cancellation will reduce in inverse chronological order by the amount of the Commitments so cancelled.

(c)                             If any part of the Loan is repaid or prepaid in accordance with Clause 7.6 (Right of repayment and cancellation in relation to a single Lender) or Clause 7.1 (Illegality) then the Repayment

Instalments for each Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Loan repaid or prepaid.

(d)                             If any part of the Loan is prepaid in accordance with Clause 7.2 (Voluntary prepayment of Loan), Clause 7.3 (Mandatory prepayment on sale, arrest or Total Loss) then the amount of the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce in inverse chronological order by the amount of the Loan repaid or prepaid.

6.3                           Termination Date

(a)                             On the Termination Date, the Borrower shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

(b)                             Not less than three months prior to the Termination Date, the Borrower may request an extension of the Termination Date for a period of two years. The Lenders may, acting in their sole discretion, agree to such extension subject to a review of pricing (Margin) by the Lenders and any additional legal documentation that may be required by the Lenders. If there is no such agreement on the Termination Date, the Borrower must repay the Loan in full, together with all interest accrued up to that time and any other fees outstanding at that time.

6.4                           Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7                                       PREPAYMENT AND CANCELLATION

7.1                           Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)                             that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                             upon the Facility Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and

(c)                             the Borrower shall prepay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participation prepaid.

7.2                           Voluntary prepayment of Loan

The Borrower may, if it gives the Facility Agent not less than 15 Business Days’ (or such shorter period as the Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $1,000,000 or a multiple of that amount).

7.3                           Mandatory prepayment on sale, arrest or Total Loss

(a)                             If a Ship is sold, arrested or becomes a Total Loss, the Borrower shall on the Relevant Date prepay the Tranche applicable to that Ship.

(b)                             On the Relevant Date, the Borrower shall also prepay such part of the Loan so as to comply with the ratio set out in Clause 24 (Security Cover) and in addition, such amount as may be necessary so as to maintain the same security cover which existed immediately prior to such sale, arrest or Total Loss.

(c)                             Provided that no Event of Default has occurred and is continuing, any remaining proceeds of the sale or Total Loss of a Ship after the prepayments referred to in paragraph (a) and paragraph (b) above have been made together with all other amounts that are payable on any such prepayment pursuant to the Finance Documents shall be paid to the Owner Guarantor that owned the relevant Ship.

(d)                             In this Clause 7.3 (Mandatory prepayment on sale, arrest or Total Loss):

“Relevant Date” means:

(i)                                   in the case of a sale of a Ship, on the date on which the sale is completed by delivery of that Ship to the buyer of that Ship; and

(ii)                                in the case of any arrest of a Ship, on or before the date falling 37 days after the date of the arrest of that Ship if that Ship has not been released free of that arrest within 30 days after the date of that arrest; and

(iii)                             in the case of a Total Loss of a Ship, on the earlier of:

(A)                            the date falling 90 days after the Total Loss Date; and

(B)                            the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

7.4                           Substitution of Ship

(a)                             The Borrower may replace not more than two of Ship A to Ship P (inclusive) with a Substitute Ship, provided that all of the following conditions are met at the time of such substitution:

(i)                                  the relevant Substitute Ship is fully owned (directly or indirectly) by the Borrower;

(ii)                               the security cover set out in Clause 24 (Security Cover) must immediately after the substitution be not less than the security cover before the substitution;

(iii)                            such substitution does not cause any increase in the Loan;

(iv)                          the Borrower provides the Facility Agent with such documentation and other evidence as is reasonably requested by the Facility Agent in order for the Lenders to carry out and be satisfied they have complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents;

(v)                             without limiting the generality of Clause 21.25 (Further Assurance), the Borrower shall, and shall (to the extent applicable) procure that each Obligor shall, provide replacement Security securing the Secured Liabilities over the Substitute Ship in favour of the Security Agent on substantially the same terms as the Security securing the Secured Liabilities over that Ship being substituted.

(vi)                          the replacement Security referred to in paragraph (v) above shall be created and perfected on such terms as the Security Agent acting reasonably requires not later than the date of which such Ship is substituted and the Security Agent shall only release and/or discharge any Transaction Security over that Ship being substituted after the creation and/or perfection of such replacement Security securing the Secured Liabilities.

(b)                             Any other substitution of a Ship will require the consent of all the Lenders.

7.5                           Mandatory prepayment on change of control of Corporate Guarantor

(a)                             If any person other than the Key Shareholders acquires control of the Borrower, or from the Corporate Guarantor Effective Date, the Corporate Guarantor:

(i)                                  the Borrower shall promptly notify the Facility Agent and Security Agent upon becoming aware of that event by setting out details and providing further information as required; and

(ii)                               if the Lenders, acting in their sole discretion, so require, the Facility Agent shall, by not less than 60 days’ notice to the Borrower, cancel the Loan and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Loan will be cancelled and the Loan and all outstanding interest and other amounts will become due and payable on the last day of the Interest Period which such change of control occurred.

(b)                             For the purpose of paragraph (a) above “control” means:

(i)                                  the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                           cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Borrower, or from the Corporate Guarantor Effective Date, the Corporate Guarantor; or

(B)                           appoint or remove all, or the majority, of the directors or other equivalent officers of the Borrower, or from the Corporate Guarantor Effective Date, the Corporate Guarantor; or

(C)                          give directions with respect to the operating and financial policies of the Borrower with which the directors or other equivalent officers of the Borrower, or from the Corporate Guarantor Effective Date, the Corporate Guarantor are obliged to comply; and/or

(ii)                               the holding beneficially of more than 50 per cent. of the issued share capital of the Borrower, or from the Corporate Guarantor Effective Date, the Corporate Guarantor (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(c)                             As at 29 December 2017 the Key Shareholders shareholding in Grindrod Limited a company incorporated in South Africa was 173,183,235 ordinary shares for Key Shareholder A and 76,909,634 ordinary shares for Key Shareholder B (the “Current Shareholding”). On the Corporate Guarantor Effective Date the Key Shareholders will acquire shares in the Corporate Guarantor in an agreed ratio to the shares they then hold in Grindrod Limited (being one share in the Corporate Guarantor to each 40 they hold in Grindrod Limited) (the “Corporate Guarantor Effective Date Shareholding”). If either Key Shareholder reduces its shareholding in Grindrod Limited, or from the Corporate Guarantor Effective Date, the Corporate Guarantor, by more than 35 per cent of its Current Shareholding or as the case may be, the Corporate Guarantor Effective Date Shareholding (the “Threshold Event”):

(i)                                  the Borrower shall immediately notify the Facility Agent upon becoming aware of that event;

(ii)                               any Lender may then instruct the Facility Agent to promptly notify the Borrower of such Lender’s intention to require the prepayment of its proportion of the outstanding Loan;

(iii)                            upon notification by the Facility Agent to the Borrower, the Borrower shall have a period of 60 days (or such longer period as may be requested by the Borrower and agreed by the relevant Lender (such agreement not to be unreasonably withheld)) from the date of the prepayment notice (the “Mitigation Period”) to either:

(A)                           provide (or procure provision of) such additional security acceptable to the relevant Lender (acting in its sole discretion) so as to induce the relevant Lender to waive its right for the prepayment (for the avoidance of doubt, any such security will be held by the Security Trustee for the benefit of the Lenders); or

(B)                           replace the relevant Lender with such other bank or financial institution which is willing to have the existing Lender’s Commitment or outstanding Loan assigned or transferred to it.

(iv)                          If the Borrower is not able to satisfy either of (iii)(A) or (iii)(B) above, by the expiry of the Mitigation Period, the Borrower must prepay the relevant Lender’s proportion of the outstanding Loan no later than seven days after the expiry of the Mitigation Period.

(v)                             A Lender by notice to the Borrower shall exercise its right to require prepayment within 60 days (or as otherwise agreed between that Lender and the Borrower) after it was notified or it otherwise became aware of the occurrence of the Threshold Event (the “Initial Repayment Right Period”). A Lender shall have the right to extend the Initial Repayment Right Period up to 30 days (the “Extended Repayment Right Period”)  if it / the Facility Agent notifies the Borrower of such extension before the end of the Initial Repayment Right Period. A Lender shall be deemed to accept the occurrence of the Threshold Event at the end of the relevant period, if that Lender (i) neither exercises its right to require prepayment nor notifies the Borrower the Extended Repayment Right Period at the end of the Initial Repayment Right Period, or (ii) does not exercise its right to require prepayment at the end of the Extended Repayment Right Period.

(vi)                          All costs and expenses incurred by the Lenders, the Facility Agent or the Security Agent in connection with the implementation of any of the abovementioned conditions shall be borne by the Borrower.

7.6                           Right of repayment and cancellation in relation to a single Lender

(a)                             If:

(i)                                  any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up) or under that clause as incorporated by reference or in full in any other Finance Document; or

(ii)                               any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrower may whilst in the case of sub-paragraphs (i) and (ii) above the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loan.

(b)                             On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                             On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in the Loan.

7.7                           Restrictions

(a)                             Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled.

(b)                             Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and amounts (if any) payable under the Hedging Agreements in connection with that prepayment and, subject to the fee provided for in Clause 11.4 (Prepayment fee) and any Break Costs, without premium or penalty.

(c)                             The Borrower may not reborrow any part of the Facility which is prepaid.

(d)                             The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)                             No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)                                If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lenders and/or Hedge Counterparties, as appropriate.

(g)                             If all or part of any Lender’s participation in the Loan is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.8                           Application of prepayments

Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.4 (Substitution of Ship)) shall be applied pro rata to each Lender’s participation in that part of the Loan.

7.9                           Release of Tranche A Security

On the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force in respect of Tranche A and that the Secured Liabilities in respect of Tranche A have been irrevocably and unconditionally paid and discharged in full, the Facility Agent shall promptly direct and the Security Agent shall release and discharge the Security granted by the relevant Owner Guarantor in respect of Ship A, Ship B and Ship C, provided that no Event of Default is then continuing or will result from such release and discharge.

SECTION 5

COSTS OF UTILISATION

8                                       INTEREST

8.1                           Calculation of interest

The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)                             the Margin; and

(b)                             LIBOR.

8.2                           Payment of interest

(a)                             The Borrower shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an “Interest Payment Date”).

(b)                             If an Interest Period is longer than three Months, the Borrower shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three Monthly intervals after the first day of the Interest Period.

8.3                           Fixed rate of interest

(a)                             The Borrower may, by giving not less than five Business Days’ notice in writing, request that a fixed rate of interest shall apply on the whole of the Loan for a period of 12 months or more by giving to the Facility Agent a notice which shall specify the period for which the fixed rate of interest shall apply and shall be given at least five Business Days before the end of the then current Interest Period.  The Facility Agent shall notify the Borrower of the fixed rate of interest to apply (which shall be the highest of the rates provided by the Lenders (at their sole discretion), determined at the level of the actual refinancing rates available to the Lenders (as certified by them) for the relevant period to which such fixed rate is to apply plus the Margin) and the Borrower shall either accept or refuse the offer promptly in writing and in any event within one Business Day.  Such offer and acceptance shall be in a form that shall constitute a Finance Document.  Once accepted, the Borrower may not revoke its acceptance and the relevant fixed rate of interest shall apply to the Loan from the first day of the next Interest Period.  If the Borrower refuses the offer or fails to accept it within the time permitted for acceptance, the other provisions of this Clause 8 (Interest) shall continue to apply.

(b)                             The Borrower acknowledges and agrees that in fixing the interest rate under this Clause 8.3 (Fixed rate of interest), a Lender may enter into internal or external interest rate swaps and that any claim, expense, liability or loss arising as a result of the early termination of such internal or external rate swap shall be for the account of the Borrower.

8.4                           Default interest

(a)                             If an Obligor fails to pay any amount payable by it under a Finance Document other than a Hedging Agreement on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent.  Any interest accruing under this Clause 8.4 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)                             If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:

(i)                                  the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and

(ii)                               the rate of interest applying to that Unpaid Sum during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)                             Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.5                           Notification of rates of interest

(a)                             The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)                             The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum.

8.6                           Hedging

(a)                             The Borrower may enter into and shall after that date maintain such Hedging Agreements in accordance with this Clause 8.6 (Hedging).

(b)                             The aggregate notional amount of the transactions in respect of the Hedging Agreements shall be at least 50 per cent. of the aggregate amount of the Loan.

(c)                             Each Hedging Agreement shall:

(i)                                  be with a Hedge Counterparty and on the date on which it is entered into,  each Hedge Counterparty shall also be a Lender or an Affiliate of a Lender;

(ii)                               be for a term ending on the Termination Date;

(iii)                            have settlement dates coinciding with the Interest Payment Dates;

(iv)                          be based on an ISDA Master Agreement and otherwise in form and substance satisfactory to the Facility Agent; and

(v)                             provide that the Termination Currency (as defined in the relevant Hedging Agreement) shall be US dollars.

(d)                             The rights of the Borrower under the Hedging Agreements shall be charged or assigned by way of security under a Hedging Agreement Security.

(e)                             The parties to each Hedging Agreement must comply with the terms of that Hedging Agreement.

(f)                                Neither a Hedge Counterparty nor the Borrower may amend, supplement, extend or waive the terms of any Hedging Agreement without the consent of the Security Agent.

(g)                             Paragraph (f) above shall not apply to an amendment, supplement or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement or the Hedging Agreement Security.

(h)                             If, at any time, the aggregate notional principal amount of the transactions in respect of the Hedging Agreements exceeds or, as a result of any repayment or prepayment under this Agreement, will exceed the Loan at that time the Borrower must promptly notify the Facility Agent and must, at the request of the Facility Agent, reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Facility Agent so that it no longer exceeds or will not exceed the Loan then or that will be outstanding.

(i)                                  Any reductions in the aggregate notional amount of the transactions in respect of the Hedging Agreements in accordance with paragraph (h) above will be apportioned as between those transactions pro rata.

(j)                                  Paragraph (h) above shall not apply to any transactions in respect of any Hedging Agreement under which the Borrower has no actual or contingent indebtedness.

(k)                             The Facility Agent must make a request under paragraph (h) above if so required by a Hedge Counterparty.

(l)                                  Neither a Hedge Counterparty nor the Borrower may terminate or close out any transactions in respect of any Hedging Agreement (in whole or in part) except:

(i)                                  in accordance with paragraphs (h)-(k) above;

(ii)                               on the occurrence of an Illegality, Tax Event, Tax Event Upon Merger or Force Majeure Event (as such expression is defined in the relevant Hedging Agreement);

(iii)                            in the case of termination or closing out by a Hedge Counterparty, if the Facility Agent serves notice under paragraph (b) of Clause 26.18 (Acceleration) or, having served notice under paragraph (c) of Clause 26.18 (Acceleration), makes a demand;

(iv)                          in the case of any other termination or closing out by a Hedge Counterparty or the Borrower, with the consent of the Facility Agent; or

(v)                             if the Secured Liabilities (other than in respect of the Hedging Agreements) have been irrevocably and unconditionally paid and discharged in full;

(vi)                          if the Borrower has defaulted on any payment due under a Hedging Agreement (after allowing any applicable notice or grace periods therein);

(vii)                       if any event described in Clause 26.7 (Insolvency) or Clause 26.8 (Insolvency proceedings) has occurred in respect of the Borrower or any other Obligor which is a party to that Hedging Agreement;

(viii)                    if any Transaction Security has been enforced;

(ix)                          If the Hedge Counterparty or its Affiliate ceases to be a Lender pursuant to Clause 7 (Prepayment and Cancellation).

(m)                        If a Hedge Counterparty or the Borrower terminates or closes out a transaction in respect of a Hedging Agreement (in whole or in part) in accordance with paragraphs (l)(ii), or (in the case of a Hedge Counterparty only) (l)(iv) above, it shall promptly notify the Facility Agent of that termination or close out.

(n)                             If a Hedge Counterparty is entitled to terminate or close out any transaction in respect of any Hedging Agreement under sub-paragraph (iii) of paragraph (l) above, such Hedge Counterparty shall promptly terminate or close out such transaction following a request to do so by the Security Agent.

(o)                             A Hedge Counterparty may only suspend making payments under a transaction in respect of a Hedging Agreement if the Borrower is in breach of its payment obligations under any transaction in respect of that Hedging Agreement.

(p)                             Each Hedge Counterparty consents to, and acknowledges notices of, the charging or assigning by way of security by the Borrower pursuant to the relevant Hedging Agreement Security of its rights under the Hedging Agreements to which it is party in favour of the Security Agent.

(q)                             Any such charging or assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

(r)                                The Security Agent shall not be liable for the performance of the Borrower’s obligations under a Hedging Agreement.

(s)                              Neither the Borrower nor any Hedge Counterparty shall assign any of its rights or transfer any of its rights or obligations under a Hedging Agreement without the consent of the Security Agent.

(t)                                 If the Loan has been repaid in full but a Hedging Agreement remains in place, the Hedge Counterparty in respect of such Hedging Agreement shall have voting and consent rights under this Agreement in place of the Lenders and Majority Lenders as the case may be and in addition shall have such rights as the Lenders have under Clauses 30.4 (Instructions), 30.13 (Resignation of the Security Agent) and 30.19 (Insurance by Security Agent).

9                                       INTEREST PERIODS

9.1                           Selection of Interest Periods

(a)                             Subject to paragraph (d) below, the Borrower may select the Interest Period for the Loan in the Utilisation Request for the first Advance.  Subject to paragraphs (f) and (h) below and Clause 9.2 (Changes to Interest Periods), the Borrower may select each subsequent Interest Period in respect of the Loan in a Selection Notice.

(b)                             Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower not later than the Specified Time.

(c)                             If the Borrower fails to select an Interest Period in the first Utilisation Request or fails to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to paragraphs (f) and (h) below and Clause 9.2 (Changes to Interest Periods), be three Months.

(d)                             Subject to this Clause 9 (Interest Periods), the Borrower may select an Interest Period of three Months or any other period agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders).

(e)                             An Interest Period in respect of the Loan or any part of the Loan shall not extend beyond the Termination Date.

(f)                                In respect of a Repayment Instalment, the Borrower may request in the relevant Selection Notice that an Interest Period for a part of the Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it and, subject to paragraph (d) above, select a longer Interest Period for the remaining part of the Loan.

(g)                             The first Interest Period for the Loan shall start on the first Utilisation Date and, subject to paragraph (h) below, each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(h)                             The first Interest Period for the second and any subsequent Advance shall start on the Utilisation Date of such Advance and end on the last day of the Interest Period applicable to the Loan on the date on which such Advance is made.

(i)                                  Except for the purposes of paragraph (f) and paragraph (h) above and Clause 9.2 (Changes to Interest Periods), the Loan shall have one Interest Period only at any time.

9.2                           Changes to Interest Periods

(a)                             In respect of a Repayment Instalment, prior to determining the interest rate for the Loan, the Facility Agent may establish an Interest Period for a part of the Loan equal to such Repayment Instalment to end on the Repayment Date relating to it and the remaining part of the Loan shall have the Interest Period selected in the relevant Selection Notice, subject to paragraph (d) of Clause 9.1 (Selection of Interest Periods).

(b)                             If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrower and the Lenders.

9.3                           Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10                               CHANGES TO THE CALCULATION OF INTEREST

10.1                   Unavailability of Screen Rate

(a)                             Interpolated Screen Rate:  If no Screen Rate is available for LIBOR for the Interest Period of the Loan or any part of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)                             Reference Bank Rate:  If no Screen Rate is available for LIBOR for:

(i)                                  dollars; or

(ii)                               the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(c)                             Cost of funds:  If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period there shall be no LIBOR for the Loan or that part of the Loan (as applicable) and Clause 10.4 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

10.2                   Calculation of Reference Bank Rate

(a)                             Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)                             If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

10.3                   Market disruption

(a)                             If a Market Disruption Event occurs in relation to an Advance or the Loan for any Interest Period, then the rate of interest on each Lender’s share of such Advance or the Loan for that Interest Period shall be the rate per annum which is the sum of:

(i)                                  the Margin; and

(ii)                               the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in such Advance or the Loan from whatever source it may reasonably select.

(b)                             In this Agreement “Market Disruption Event” means:

(i)                                  at or about noon on the Quotation Day for the relevant Interest Period, LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for dollars  for the relevant Interest Period; or

(ii)                               before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 20 per cent. of the Loan or the relevant part of the Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR; or

(iii)                            at least one Business Day before the start of an Interest Period, the Facility Agent receives notification from a Lender (the “Affected Lender”) that for any reason it is unable to obtain dollars in the Relevant Interbank Market in order to fund its participation in that Advance or the Loan.

10.4                   Cost of funds

(a)                             If this Clause 10.4 (Cost of funds) applies, the rate of interest on the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                  the Margin; and

(ii)                               the weighted average of the rates notified to the Facility Agent by each Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select.

(b)                             If this Clause 10.4 (Cost of funds) applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)                             Subject to Clause 42.4 (Replacement of Screen Rate), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)                             If this Clause 10.4 (Cost of funds) applies but any Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above, the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

10.5                   Break Costs

(a)                             The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

(b)                             Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate by email confirming the amount of its Break Costs for any Interest Period in which they accrue.

11                               FEES

11.1                   Commitment fee

(a)                             The Borrower shall pay to the Facility Agent (for the account of each Lender) a fee computed at the rate of 1 per cent. per annum of the undrawn and uncancelled portion of the Loan payable quarterly in arrears during the Availability Period or in relation to any cancelled portion at the time the cancellation is effective.

(b)                             The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

11.2                   Upfront fee

The Borrower shall pay to the Facility Agent (for distribution to the Lenders) an upfront fee in the amount and at the times agreed in a Fee Letter.

11.3                   Facility Agent fee

The Borrower shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4                   Coordination Fee

The Borrower shall pay to the Facility Agent (to be distributed to the Coordination Agents) a coordination fee in the amount and at the times agreed in a Fee Letter.

11.5                   Prepayment fee

(a)                             Subject to paragraph (c) below, the Borrower must pay to the Facility Agent for each Lender a prepayment fee on the date of prepayment of all or any part of the Loan and on the date of cancellation of any part of the Total Commitments.

(b)                             The amount of the prepayment fee is:

(i)                                  if the prepayment occurs on or before the first anniversary of the first Utilisation Date, two per cent. of the amount prepaid; and

(ii)                               if the prepayment occurs after the first but on or before the second anniversary of the first Utilisation Date, one per cent. of the amount prepaid.

(c)                             No prepayment fee shall be payable under this Clause if the prepayment is made:

(i)                                  under Clause 7.3 (Mandatory prepayment on sale, arrest or Total Loss), Clause 7.6 (Right of repayment and cancellation in relation to a single Lender) and Clause 24.6 (Prepayment mechanism);

(ii)                               upon  repayment of the relevant amount of the Loan following the sale of a Ship to Grindrod Shipping (South Africa) (pty) Ltd or a wholly owned subsidiary of Grindrod Shipping (South Africa) (pty) Ltd.;

(iii)                            where the existing Lenders refinance the Loan; or

(iv)                          after the second anniversary of the first Utilisation Date.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12                               TAX GROSS UP AND INDEMNITIES

12.1                   Definitions

(a)                             In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)                             Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2                   Tax gross-up

(a)                             Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                             The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.  Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender.  If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)                             If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                             If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)                             Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3                   Tax indemnity

(a)                             The Obligors shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                             Paragraph (a) above shall not apply:

(i)                                  with respect to any Tax assessed on a Finance Party:

(A)                           under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                           under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                               to the extent a loss, liability or cost:

(A)                           is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)                           relates to a FATCA Deduction required to be made by a Party.

(c)                             A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

(d)                             A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.

12.4                   Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                             a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)                             that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5                   Stamp taxes

(a)                             The Obligors shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

(b)                             Unless an Event of Default has occurred and is continuing, paragraph (a) above shall not apply in respect of any stamp duty, registration or other similar Taxes which are payable in respect of an assignment, transfer or other alienation of any kind by a Finance Party of any of its rights and/or obligations under a Finance Document.

12.6                   VAT

(a)                             All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)                             If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)                                  (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)                               (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)                             Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)                             Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be)).

(e)                             In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.7                   FATCA Information

(a)                             Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                                  confirm to that other Party whether it is:

(A)                           a FATCA Exempt Party; or

(B)                           not a FATCA Exempt Party; and

(ii)                               supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)                            supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation or exchange of information regime.

(b)                             If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                             Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)                                  any law or regulation;

(ii)                               any fiduciary duty; or

(iii)                            any duty of confidentiality.

(d)                             If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8                   FATCA Deduction

(a)                             Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                             Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

13                               INCREASED COSTS

13.1                   Increased costs

(a)                             Subject to Clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)                                  the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)                               compliance with any law or regulation made,

in each case after the date of this Agreement; or

(iii)                            the implementation, application of or compliance with Basel III, CRD IV or CRR or any law or regulation that implements or applies Basel III, CRD IV or CRR (regardless of the date on which it is enacted, adopted or issued and regardless of whether any such implementation, application or compliance is by a government, regulator, a Finance Party or any of its Affiliates).

(b)                             In this Agreement:

(i)                                  “Basel III” means:

(A)                           the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)                           the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)                          any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(ii)                               “CRD IV” means:

(A)                           Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(B)                           Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(C)                          any other law or regulation which implements Basel III.

(iii)                            “CRR” means Regulation (EU) No.575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012.

(iv)                          “Increased Costs” means:

(A)                           a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)                           an additional or increased cost; or

(C)                          a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2                   Increased cost claims

(a)                             A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)                             Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3                   Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)                             attributable to a Tax Deduction required by law to be made by an Obligor;

(b)                             attributable to a FATCA Deduction required to be made by a Party;

(c)                             compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)                             compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost); or

(e)                             attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14                               OTHER INDEMNITIES

14.1                   Currency indemnity

(a)                             If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                  making or filing a claim or proof against that Obligor; or

(ii)                               obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                             Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2                   Other indemnities

(a)                             Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)                                  the occurrence of any Event of Default;

(ii)                               a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(iii)                            funding, or making arrangements to fund, its participation in an Advance requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(iv)                          the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)                             Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an “Indemnified Person”), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)                             Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)                                  arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)                               in connection with any Environmental Claim.

(d)                             Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

14.3                   Mandatory Cost

The Borrower shall, on demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:

(a)                             in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions in respect of loans made from that Facility Office; and

(b)                             in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender’s participation in the Loan.

14.4                   Indemnity to the Facility Agent

Each Obligor shall, on demand, indemnify the Facility Agent against:

(a)                             any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(i)                                  investigating any event which it reasonably believes is a Default; or

(ii)                               acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)                            instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and

(b)                             any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

14.5                   Indemnity to the Security Agent

(a)                             Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:

(i)                                  in relation to or as a result of:

(A)                           any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

(B)                           acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)                          the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)                          the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(E)                           any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)                            any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)                         instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.

(ii)                               acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)                             The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15                               MITIGATION BY THE FINANCE PARTIES

15.1                   Mitigation

(a)                             Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                             Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.

15.2                   Limitation of liability

(a)                             Each Obligor shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)                             A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if either:

(i)                                  a Default has occurred and is continuing; or

(ii)                               in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16                               COSTS AND EXPENSES

16.1                   Transaction expenses

The Borrower shall, on demand, pay the Facility Agent, the Security Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)                             this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)                             any other Finance Documents executed after the date of this Agreement.

16.2                   Amendment costs

If:

(a)                             a Transaction Obligor requests an amendment, waiver or consent; or

(b)                             an amendment is required pursuant to Clause 33.9 (Change of currency); or

(c)                             a Transaction Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security,

the Obligors shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

16.3                   Enforcement and preservation costs

The Obligors shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

SECTION 7

GUARANTEE

17                               GUARANTEE AND INDEMNITY

17.1                   Guarantee and indemnity

Each Owner Guarantor irrevocably and unconditionally jointly and severally:

(a)                             guarantees to each Finance Party punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(b)                             undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Owner Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)                             agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by an Owner Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

17.2                   Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3                   Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Owner Guarantor under this Clause 17 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4                   Waiver of defences

The obligations of each Owner Guarantor under this Clause 17 (Guarantee and Indemnity) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)                             any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                             the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                             the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                             any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                             any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                             any insolvency or similar proceedings.

17.5                   Immediate recourse

Each Owner Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity).  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6                   Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)                             refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Owner Guarantor shall be entitled to the benefit of the same; and

(b)                             hold in an interest-bearing suspense account any moneys received from any Owner Guarantor or on account of any Owner Guarantor’s liability under this Clause 17 (Guarantee and Indemnity).

17.7                   Deferral of Owner Guarantors’ rights

All rights which any Owner Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, no Owner Guarantor will exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity):

(a)                             to be indemnified by an Obligor;

(b)                             to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor’s obligations under the Finance Documents;

(c)                             to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)                             to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Owner Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)                             to exercise any right of set-off against any Obligor; and/or

(f)                                to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If an Owner Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 33 (Payment Mechanics).

17.8                   Additional security

This guarantee and any other Security given by an Owner Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.9                   Applicability of provisions of Guarantee to other Security

Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Owner Guarantors’ rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which an Owner Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18                               REPRESENTATIONS

18.1                   General

Each Obligor makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party on the date of this Agreement.

18.2                   Status

(a)                             It is a limited liability company, duly incorporated and validly existing in good standing under the law of its jurisdiction of incorporation.

(b)                             It has the power to own its assets and carry on its business as it is being conducted.

18.3                   Share capital and ownership

(a)                             The issued share capital of each of the Owner Guarantors, all of which shares have been issued fully paid, is as follows:

(i)                                  Guarantor A - $34,000 divided into 34,000 registered original shares;

(ii)                               Guarantor B - $34,000 divided into 34,000 registered original shares;

(iii)                            Guarantor C - $50,000 divided into 50,000 registered original shares;

(iv)                          Guarantor D - $100 divided into 100 registered original shares;

(v)                             Guarantor E - $11,756.942 divided into 50,001 registered original shares;

(vi)                          Guarantor F - $20,015,181 divided into 50,001 registered original shares;

(vii)                       Guarantor G - $34,425,303 divided into 37,001 registered original shares;

(viii)                    Guarantor H - $16,373,210 divided into 50,001 registered original shares;

(ix)                          Guarantor I - $36,000 divided into 36,000 registered original shares;

(x)                             Guarantor J - $36,000 divided into 36,000 registered original shares;

(xi)                          Guarantor K - $100 divided into 100 issued and registered ordinary shares;

(xii)                       Guarantor L - $26,950,000 divided into 26,950,000 registered original shares;

(xiii)                    Guarantor M - $50,000 divided into 50,000 registered original shares;

(xiv)                  Guarantor N - $50,000 divided into 50,000 registered original shares;

(xv)                     Guarantor O - $50,000 divided into 50,000 registered original shares;

(xvi)                  Guarantor P - $100 divided into 100 registered original shares.

(b)                             The legal title to and beneficial interest in the shares in each Owner Guarantor is held free of any Security or any other claim by the Borrower.

(c)                             None of the shares in an Owner Guarantor is subject to any option to purchase, pre-emption rights or similar rights.

(d)                             Until the Corporate Guarantor Effective Date, all of the shares in the Borrower will remain owned directly or indirectly by Grindrod Limited, a company incorporated in South Africa.

(e)                             With effect from the Corporate Guarantor Effective Date and throughout the remainder of the Security Period, all of the shares in the Borrower will be owned directly or indirectly by the Corporate Guarantor.

18.4                   Binding obligations

Subject to the Legal Reservations and the Perfection Requirements, the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

18.5                   Validity, effectiveness and ranking of Security

(a)                             Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create, subject to the Legal Reservations and the Perfection Requirements, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)                             No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)                             Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking security.

(d)                             No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

18.6                   Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)                             any law or regulation applicable to it;

(b)                             its constitutional documents; or

(c)                             any agreement or instrument binding upon it or any member of the Group or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.7                   Power and authority

(a)                             It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)                             No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

18.8                   Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                             to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)                             to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

18.9                   Governing law and enforcement

(a)                             Subject to the Legal Reservations, the choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)                             Subject to the Legal Reservations, any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

18.10           Insolvency

No:

(a)                             corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 26.8 (Insolvency proceedings); or

(b)                             creditors’ process described in Clause 26.9 (Creditors’ process),

has been taken or, to its knowledge, threatened in relation to a member of the Group; and none of the circumstances described in Clause 26.7 (Insolvency) applies to a member of the Group.

18.11           No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except for:

(a)                             the payment of stamp taxes in relation to the stamping of each Shares Security at the Inland Revenue Authority of Singapore;

(b)                             the payment of registration fees in relation to registration of the charges created by each of the relevant Security Documents with the Accounting and Corporate Regulatory Authority in Singapore; and

(c)                             any other filing, recording or enrolling or any tax or fee payable which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or any further legal opinion (in a form agreed by the Lenders) delivered pursuant to the Finance Documents and which will be made or paid promptly after the date of the relevant Finance Document.

18.12           Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

18.13           No default

(a)                             No Event of Default and, on the date of this Agreement and on each Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)                             No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which is reasonably likely to have a Material Adverse Effect.

18.14           No misleading information

(a)                             Any factual information provided by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)                             The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)                             Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

18.15           Financial Statements

(a)                             Its Original Financial Statements were prepared in accordance with IFRS consistently applied.

(b)                             Its Original Financial Statements give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant financial year and results of operations during the relevant financial year (consolidated in the case of the Borrower).

(c)                             There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Borrower) since 31 December 2016.

(d)                             Its most recent financial statements delivered pursuant to Clause 19.2 (Financial statements):

(i)                                  have been prepared in accordance with paragraph (a) of Clause 19.3 (Compliance Certificate); and

(ii)                               give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of the Borrower).

(e)                             Since the date of the most recent financial statements delivered pursuant to Clause 19.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Borrower).

18.16           Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.17           No proceedings pending or threatened

(a)                             No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it which might reasonably be expected to have a Material Adverse Effect.

(b)                             No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it.

18.18           Validity and completeness of the Deed of Release and Pool Agreement

(a)                             Each of the Deeds of Release and the Pool Agreements constitute legal, valid, binding and enforceable obligations of the parties to it.

(b)                             The copies of each of the Deeds of Release and the Pool Agreements, delivered to the Facility Agent before the date of this Agreement are true and complete copies.

(c)                             No amendments or additions to the Deeds of Release or the Pool Agreements have been agreed nor have any rights under the Deeds of Release or the Pool Agreements been waived.

18.19           No rebates etc.

There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to the Borrower or any other member of the Group, or a third party in connection with the purchase by an Owner Guarantor of a Ship, other than as disclosed to the Facility Agent in writing on or before the date of this Agreement.

18.20           Valuations

(a)                             All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)                             It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)                             There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

18.21           No breach of laws

It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

18.22           No Charter

No Ship is subject to any Charter other than a Permitted Charter.

18.23           No pooling agreements

No Ship is subject to any pooling arrangements other than the Pool Agreements.

18.24           Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship and the business of each member of the Group (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

18.25           No Environmental Claim

No Environmental Claim has been made or threatened against any member of the Group or any Ship.

18.26           No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

18.27           ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Owner Guarantor, each Approved Manager and each Ship have been complied with.

18.28           Taxes paid

(a)                             It is not and no other member of the Group is materially overdue in the filing of any Tax returns and it is not (and no other member of the Group is) overdue in the payment of any amount in respect of Tax.

(b)                             No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any other member of the Group) with respect to Taxes.

18.29           Financial Indebtedness

No Owner Guarantor has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

18.30           Overseas companies

No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

18.31           Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.32           Ownership

(a)                             Guarantor A is the sole legal and beneficial owner of Ship A, its Earnings and its Insurances.

(b)                             Guarantor B is the sole legal and beneficial owner of Ship B, its Earnings and its Insurances.

(c)                             Guarantor C is the sole legal and beneficial owner of Ship C, its Earnings and its Insurances.

(d)                             Guarantor D is the sole legal and beneficial owner of Ship D, its Earnings and its Insurances.

(e)                             Guarantor E is the sole legal and beneficial owner of Ship E, its Earnings and its Insurances.

(f)                                Guarantor F is the sole legal and beneficial owner of Ship F, its Earnings and its Insurances.

(g)                             Guarantor G is the sole legal and beneficial owner of Ship G, its Earnings and its Insurances.

(h)                             Guarantor H is the sole legal and beneficial owner of Ship H, its Earnings and its Insurances.

(i)                                  Guarantor I is the sole legal and beneficial owner of Ship I, its Earnings and its Insurances.

(j)                                  Guarantor J is the sole legal and beneficial owner of Ship J, its Earnings and its Insurances.

(k)                             Guarantor K is, from the Utilisation Date in respect of Ship K, the sole legal and beneficial owner of Ship K, its Earnings and its Insurances.

(l)                                  Guarantor L is the sole legal and beneficial owner of Ship L, its Earnings and its Insurances.

(m)                        Guarantor M is the sole legal and beneficial owner of Ship M, its Earnings and its Insurances.

(n)                             Guarantor N is the sole legal and beneficial owner of Ship N, its Earnings and its Insurances.

(o)                             Guarantor O is the sole legal and beneficial owner of Ship O, its Earnings and its Insurances.

(p)                             Guarantor P is the sole legal and beneficial owner of Ship P, its Earnings and its Insurances.

(q)                             With effect on and from the date of its creation or intended creation, each Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Obligor.

(r)                                The constitutional documents of each Obligor do not and could not restrict or inhibit any transfer of the shares of the Owner Guarantors on creation or enforcement of the security conferred by the Security Documents.

18.33           Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Singapore and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

18.34           Place of business

No Obligor has a place of business in any country other than its country of incorporation.

18.35           No employee or pension arrangements

No Obligor has any employees or any liabilities under any pension scheme.

18.36           Sanctions

(a)                             No Transaction Obligor, nor any of their Subsidiaries or joint ventures, nor any of their respective directors, officers or employees nor, to the knowledge of the Transaction Obligors, any persons acting on any of their behalf:

(i)                                  is a Prohibited Person;

(ii)                               is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(iii)                            owns or controls a Prohibited Person;

(iv)                          has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority;

(v)                             will become a Prohibited Person or act on behalf of, or as an agent of, a Prohibited Person, to the extent this would lead to non-compliance by it or any other Party with any applicable Sanctions.

(b)                             No proceeds of any Advance or the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)                             No Obligor shall (and the Borrower shall procure that each member of the Group will) use any revenue or benefit derived from any activity or dealing with a Prohibited Person in discharging any obligation due or owing to the Finance Parties to the extent such use would lend to non-compliance by it or any other Party with any applicable Sanctions.

(d)                             Each Obligor shall (and the Borrower shall procure that each member of the Group will) procure that no proceeds from any activity or dealing with a Prohibited Person are credited any bank account held with any Finance Party or any Affiliate of a Finance Party, to the extent crediting such bank account would lead to non-compliance by it, any Finance Party or any Affiliate of a Finance Party with any applicable Sanctions.

18.37           Anti-corruption and anti-money laundering obligations

No Transaction Obligor, nor any of their Subsidiaries or joint ventures, nor any of their respective directors, officers or employees nor, to the knowledge of the Transaction Obligors, any persons acting on any of their behalf, has engaged in any activity or conduct which would breach any applicable anti-corruption, anti-bribery and anti-money laundering laws or regulations and it has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws and regulations.

18.38           Anti-terrorism

No Transaction Obligor, nor any of their Subsidiaries or joint ventures, nor any of their respective directors, officers or employees nor, to the knowledge of the Transaction Obligors, any persons acting on any of their behalf, has engaged in any activity or conduct which would violate any anti-terrorism laws applicable to it.

18.39           Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

19                               INFORMATION UNDERTAKINGS

19.1                   General

The undertakings in this Clause 19 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

19.2                   Financial statements

(a)                             The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

(i)                                  as soon as they become available, but in any event within 180 days after the end of each of its financial years, the audited consolidated financial statements of the Borrower for that financial year;

(ii)                               as soon as they become available, but in any event within 90 days after the end of the first half of each of its financial years, the unaudited consolidated financial statements of the Borrower for that financial half year;

(iii)                            upon the request of the Facility Agent, a forecast (in a form satisfactory to the Facility Agent (acting on behalf of the Lenders)) for such period as will be agreed by the Lenders, including, but not limited to, each Owner Guarantor’s and the Borrower’s (consolidated in the case of the Borrower) cash flow statements, profit and loss accounts and balance sheets.

(b)                             With effect from the Corporate Guarantor Effective Date and throughout the remainder of the Security Period, the Borrower shall also procure that the Corporate Guarantor provides each of (a) (i) to (a) (iii) above, in respect of the Corporate Guarantor.

19.3                   Compliance Certificate

(a)                             The Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraphs (i) and (ii) of Clause 19.2 (Financial statements), a Compliance Certificate setting out computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)                             Each Compliance Certificate submitted by a Borrower or the Corporate Guarantor shall be signed by either the chief financial officer and one director or two directors of the Borrower or the Corporate Guarantor, or by an appointed administration manager of the Borrower or the Corporate Guarantor acceptable to the Lenders. Each Compliance Certificate may be executed in any number of counterparts.

19.4                   Requirements as to financial statements

(a)                             Each set of financial statements delivered by the Borrower pursuant to Clause 19.2 (Financial statements) shall be confirmed in writing by a director of the Borrower as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)                             The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.2 (Financial statements) is prepared using IFRS and includes or is supplemented by updated details of all off-balance sheet and time charter hire commitments.

(c)                             The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.2 (Financial statements) is prepared using IFRS, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Borrower unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in IFRS, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Borrower) deliver to the Facility Agent:

(i)                                  a description of any change necessary for those financial statements to reflect the IFRS, accounting practices and reference periods upon which that Borrower’s Original Financial Statements were prepared; and

(ii)                               sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.5                   Information: miscellaneous

Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)                             all material documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched and which can be delivered without a breach of a confidentiality obligation by that Obligor owed to a third party;

(b)                             promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)                             promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any member of the Group and which might have a Material Adverse Effect;

(d)                             promptly, its constitutional documents where these have been amended or varied;

(e)                             promptly, such further information and/or documents regarding:

(i)                                  each Ship, goods transported on each Ship, its Earnings and its Insurances;

(ii)                               the Security Assets;

(iii)                            compliance of the Transaction Obligors with the terms of the Finance Documents;

(iv)                          the financial condition, business and operations of any member of the Group, including such information as to changes in the capital structure of the Borrower, the Corporate Guarantor and the Owner Guarantors,

as any Finance Party (through the Facility Agent) may reasonably request;

(f)                                promptly in writing, the details of any Transaction Obligor or any of their Subsidiaries or joint ventures, or any of their respective directors, officers or employees who have become a Prohibited Person;

(g)                             to the extent that such information is not confidential, promptly, details of any listing and prospectus (if any),

(h)                             promptly upon becoming aware of them, detail of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority;  and

(i)                                  promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority and which can be delivered without a breach of a confidentiality by that Obligor owed to a third party.

19.6                   Notification of Default

(a)                             Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                             Promptly upon a request by the Facility Agent, each Obligor shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.7                   Use of websites

(a)                             Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the “Website Lenders”) which accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the “Designated Website”) if:

(i)                                  the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                               both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                            the information is in a format previously agreed between the relevant Obligor and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)                             The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)                             An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)                                  the Designated Website cannot be accessed due to technical failure;

(ii)                               the password specifications for the Designated Website change;

(iii)                            any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                          any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                             if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                             Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Obligors shall comply with any such request within 10 Business Days.

19.8                   “Know your customer” checks

(a)                             If:

(i)                                  the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                               any change in the status of an Obligor (or of a Holding Company of an Owner Guarantor) (including, without limitation, a change of ownership of an Obligor or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)                            a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                             Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20                               FINANCIAL COVENANTS

20.1                   Financial covenants

(a)                              The Borrower shall ensure that the consolidated financial position of the Group shall at all times from the Utilisation Date and thereafter during the Security Period be such that:

(i)                                   Book Value Net Worth is not less than $250,000,000 in 2017 and 2018 and not less than $265,000,000 in 2019 and 2020 and thereafter not less than $275,000,000;

(ii)                                Cash and Cash Equivalents of not less than $30,000,000 unencumbered cash, including the minimum cash balance in the Debt Service Reserve Account required pursuant to Clause 20.3 (Minimum Cash); and

(iii)                             the ratio of Debt to Market Adjusted Tangible Fixed Assets shall be not more than 75 per cent.

(b)                              The financial covenants contained in this Clause 20.1 (Financial covenants) shall be tested semi-annually on the basis of the annual and semi-annual financial statements provided under Clause 19.2 (Financial statements) and shall be confirmed in the relevant compliance certificate referred to in Clause 19.3 (Compliance Certificate).

20.2                   Financial covenant definitions

The expressions used in this Clause 20 (Financial Covenants) shall be construed in accordance with IFRS:

“Book Value Net Worth” means the aggregate amount (without double counting) of the book value of the following:

(a)                              the amounts paid up, or credited as paid up, on the issued share capital of the Group;

(b)                              any credit balance on the consolidated profit and loss account of the Group; and

(c)                              any amount standing to the credit of any other consolidated capital and revenue reserves of the Group including any share premium account and capital redemption reserve, less the aggregate amount (without double counting) of the following:

(i)                                   any debit balance on the consolidated profit and loss account of the Group; and

(ii)                                any reserves attributable to interests of minority shareholders in any subsidiary (whether direct or indirect) of the Group,

all as determined in accordance with IFRS applied in the preparation of the Latest Accounts but adjusted by:

(iii)                             deducting any dividend or other distribution declared, recommended or made by the Group;

(iv)                           deducting any amount attributable to goodwill or any other intangible asset;

(v)                              reflecting any variation required to be made to the asset value attributable to any ship owned by the Group in order to reflect the book value of any such ship (determined in accordance with IFRS);

(vi)                           excluding any amount attributable to deferred taxation;

(vii)                        excluding any amount attributable to minority interests; and

(viii)                     eliminating inconsistencies (if any) between the accounting principles;

“Cash and Cash Equivalents” means the cash and cash equivalents set out in the Latest Accounts;

“Debt” means the aggregate (without double counting) of secured or unsecured bank loans, finance lease obligations, bonds and any other financial obligations included as a liability on the balance sheet in terms of IFRS, but excluding the mark to market of swaps and other derivative instruments and excluding contingent liabilities as shown in the Latest Accounts and for the avoidance of doubt accounts payable, accruals and provisions;

“Latest Accounts” means, at any date, the consolidated accounts of the Group most recently delivered to the Agent under Clause 19.2 (Financial statements); and

“Market Adjusted Tangible Fixed Assets” means the aggregate of the book value of:

(a)                              ships (including ships under construction) either wholly or partially owned by the Group; and

(b)                              land and buildings either wholly or partially owned by the Group,

as stated in the Latest Accounts adjusted by such amount to reflect the current open market value of such assets evidenced to the Facility Agent’s satisfaction and acceptable to the Lenders.

In the event that the Borrower agrees more favourable financial covenants to a particular lender or lenders in relation to any other facility, the financial covenants in this Clause 20 (Financial Covenants) shall be amended to reflect those more favourable financial covenants.

20.3                   Minimum Cash

The Borrower shall, on or before each Utilisation Date for a Tranche, ensure that the equivalent of six months Debt Service is placed in the Debt Service Reserve Account and that such amount is maintained in the Debt Service Reserve Account at all times thereafter during the Security Period.

21                               GENERAL UNDERTAKINGS

21.1                   General

The undertakings in this Clause 21 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

21.2                   Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)                             obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                             supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)                                  perform its obligations under the Transaction Documents to which it is a party;

(ii)                               ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship, of any Transaction Document to which it is a party; and

(iii)                            own and operate each Ship (in the case of the Owner Guarantors).

21.3                   Compliance with laws

Each Obligor, each Approved Manager and the Charterer shall, and shall procure that each other member of the Group and each Affiliate of any of them will, comply in all respects with all laws and regulations to which it may be subject, including Sanctions.

21.4                   Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor will, and the Borrower shall ensure that each other member of the Group will:

(a)                             comply with all Environmental Laws;

(b)                             obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)                             implement procedures to monitor compliance with and to prevent liability under any Environmental Law.

21.5                   Environmental Claims

Each Obligor shall, and shall procure that each other Transaction Obligor will, (through the Borrower) promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)                             any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)                             any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

21.6                   Taxation

(a)                             Each Obligor shall, and shall procure that each other Transaction Obligor will, and the Borrower shall ensure that each other member of the Group will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)                                  such payment is being contested in good faith;

(ii)                               adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 19.2 (Financial statements); and

(iii)                            such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)                             No Obligor shall change its residence for Tax purposes.

21.7                   Overseas companies

Each Obligor shall promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

21.8                   No change to centre of main interests

No Obligor shall change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 18.33 (Centre of main interests and establishments) and it will create no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

21.9                   Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

21.10           Title

(a)                             Each Owner Guarantor shall hold the legal title to, and own the entire beneficial interest in the Ship it owns, its Earnings and its Insurances;

(b)                             With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by such Obligor.

21.11           Negative pledge

(a)                             No Obligor shall create or permit to subsist any Security over any of its assets which are the subject of the Security created or intended to be created by the Finance Documents.

(b)                             No Owner Guarantor shall:

(i)                                  sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                               sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                            enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                          enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                             Paragraphs (a) and (b) above do not apply to any Permitted Security.

21.12           Disposals

(a)                             No Obligor shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances).

(b)                             Paragraph (a) above does not apply to any Charter as all Charters are subject to Clause 23.18 (Restrictions on chartering, appointment of managers etc.).

(c)                             Paragraph (a) does not apply to the sale of a Ship provided that the Borrower complies with Clause 7.3 (Mandatory prepayment on sale, arrest or Total Loss) or to the sale of the shares in the Borrower provided that on the date of such sale of the shares the Borrower prepays to the Facility Agent a sum equal to the amount which would have been payable pursuant to the provisions of Clause 7.3 (Mandatory prepayment on sale, arrest or Total Loss) if the Ship owned by the relevant Owner Guarantor was subject to a sale.

21.13           Merger

The Borrower shall not enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

21.14           Change of Control

(a)                             The Obligors undertake that there will be no change in the direct legal or beneficial ownership or control of any Owner Guarantor from that advised to the Facility Agent as at the date of this Agreement.

(b)                             The Obligors undertake that there will be no change in the direct legal or beneficial ownership or control of the Borrower, except for the transfer to the Corporate Guarantor on the Corporate Guarantor Effective Date.

21.15           Change of business

(a)                             The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement.

(b)                             No Owner Guarantor shall engage in any business other than the ownership and operation of its Ship.

21.16           Financial Indebtedness

No Owner Guarantor shall incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

21.17           Expenditure

No Owner Guarantor shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing its Ship or the administration of that Owner Guarantor.

21.18           Share capital

Neither the Borrower nor the Owner Guarantors shall:

(a)                             purchase, cancel or redeem any of its share capital;

(b)                             increase or reduce its authorised share capital;

(c)                             issue any further shares except to the Borrower (in the case of the Owner Guarantors) and provided such new shares are made subject to the terms of the Shares Security applicable to the Borrower immediately upon the issue of such new shares in a manner satisfactory to the Facility Agent and the terms of that Shares Security are complied with;

(d)                             appoint any further director or secretary of the Borrower (unless the provisions of the Shares Security applicable to the Borrower are complied with).

21.19           Dividends

(a)                             An Owner Guarantor shall only make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital to the Borrower.

(b)                             The Borrower shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital following the occurrence of a Potential Event of Default which is continuing or where the making or payment of such dividend or distribution would result in the occurrence of an Event of Default.

21.20           People of significant control regime

Each Obligor shall (and the Borrower shall ensure that each other member of the Group will):

(a)                             within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)                             promptly provide the Security Agent with a copy of that notice.

21.21           Other transactions

No Owner Guarantor shall:

(a)                             be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(b)                             give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Obligor assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

(c)                             enter into any material agreement other than:

(i)                                  the Transaction Documents;

(ii)                               any other agreement expressly allowed under any other term of this Agreement; and

(d)                             enter into any transaction on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms’ length; or

(e)                             acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

21.22           Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)                             make it unlawful for an Obligor to perform any of its obligations under the Transaction Documents;

(b)                             subject to the Legal Reservations, cause any obligation of an Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Finance Documents;

(c)                             subject to the Legal Reservations, cause any Transaction Document to cease to be in full force and effect;

(d)                             cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)                             imperil or jeopardise the Transaction Security.

21.23           No variation, release etc. of Pool Agreement

(a)                             Unless notified and agreed to by the Lenders, no Borrower shall, whether by a document, by conduct, by acquiescence or in any other way:

(i)                                  vary the terms of the Pool Agreement to which it is a party in any material respect;

(ii)                               release, waive, suspend or subordinate or permit to be lost or impaired any interest or right of any kind which such Borrower has at any time to, in or in connection with the Pool Agreement to which it is a party or in relation to any matter arising out of or in connection with the Pool Agreement to which it is a party;

(iii)                            waive any person’s breach of the Pool Agreement to which it is a party; or

(iv)                          rescind or terminate the Pool Agreement to which it is a party or treat itself as discharged or relieved from further performance of any of its obligations or liabilities under the Pool Agreement to which it is a party.

21.24           Compliance with relevant stock exchanges

The Borrower shall procure that the Corporate Guarantor complies with all laws, regulations, rules and requirements of its listing on the relevant stock exchanges, including for the avoidance of doubt, any requirements as to shareholdings.

21.25           Further assurance

(a)                             Each Obligor shall promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)                                  to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)                               to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)                            to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)                          to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)                             Each Obligor shall, and shall procure that each other Transaction Obligor will, (and the Borrower shall procure that each member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

(c)                             At the same time as an Obligor delivers to the Security Agent any document executed by itself pursuant to this Clause 21.25 (Further assurance), that Obligor shall deliver to the Security Agent a certificate signed by two of that Obligor’s directors or officers which shall:

(i)                                  set out the text of a resolution of that Obligor’s directors specifically authorising the execution of the document specified by the Security Agent; and

(ii)                               state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors or officers and is valid under that Obligor’s articles of association or other constitutional documents.

22                               INSURANCE UNDERTAKINGS

22.1                   General

The undertakings in this Clause 22 (Insurance Undertakings) remain in force from the date of this Agreement throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

22.2                   Maintenance of obligatory insurances

Each Owner Guarantor shall keep the Ship owned by it insured at its expense against:

(a)                             fire and usual marine risks (including hull and machinery plus freight interest and hull interest and/or increased value and excess risks);

(b)                             war risks including acts of terrorism and piracy and the amended version of AHIS (April 1 1984) and London Blocking & Trapping Addendum or similar;

(c)                             protection and indemnity risks including liability for oil pollution and excess war risk protection and indemnity cover; and

(d)                             any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Owner Guarantor to insure and which are specified by the Facility Agent by notice to that Owner Guarantor.

22.3                   Terms of obligatory insurances

Each Owner Guarantor shall effect such insurances:

(a)                             In dollars;

(b)                             in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)                                  120 per cent. of the Loan; and

(ii)                               the Market Value of that Ship;

(c)                             in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market and in any event not to be less than $1,000,000,000;

(d)                             in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;

(e)                             on approved terms; and

(f)                                through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations which have a minimum rating of A from Standard and Poor’s (or the equivalent rating from another suitable rating agency).

22.4                   Further protections for the Finance Parties

In addition to the terms set out in Clause 22.3 (Terms of obligatory insurances), each Owner Guarantor shall procure that the obligatory insurances effected by it shall:

(a)                             subject always to paragraph (b), name that Owner Guarantor as the sole named insured unless the interest of every other named insured is limited:

(i)                                  in respect of any obligatory insurances for hull and machinery and war risks;

(A)                           to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)                           to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)                               in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between that Owner Guarantor and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)                             whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance Provided that this paragraph (b) shall not apply to the protection and indemnity risks;

(c)                             name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;

(d)                             provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)                             provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)                                provide that the Security Agent may make proof of loss if that Owner Guarantor fails to do so.

22.5                   Renewal of obligatory insurances

Each Owner Guarantor shall:

(a)                             at least 21 days before the expiry of any obligatory insurance effected by it:

(i)                                  notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)                               obtain the Facility Agents’ approval to the matters referred to in sub-paragraph (i) above;

(b)                             at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent’s approval pursuant to paragraph (a) above; and

(c)                             procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

22.6                   Copies of policies; letters of undertaking

Each Owner Guarantor shall ensure that the Approved Brokers provide the Security Agent with:

(a)                             pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)                             a letter or letters of undertaking in a form required by the Facility Agent and including undertakings by the Approved Brokers that:

(i)                                  they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 22.4 (Further protections for the Finance Parties);

(ii)                               they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)                            they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)                          they will, if they have not received notice of renewal instructions from the relevant Owner Guarantor or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)                             if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)                          they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Owner Guarantor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)                       they will arrange for a separate policy to be issued in respect of the Ship owned by that Owner Guarantor forthwith upon being so requested by the Facility Agent.

22.7                   Copies of certificates of entry

Each Owner Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

(a)                             a certified copy of the certificate of entry for that Ship;

(b)                             a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

(c)                             a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

22.8                   Deposit of original policies

Each Owner Guarantor shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

22.9                   Payment of premiums

Each Owner Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

22.10           Guarantees

Each Owner Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

22.11           Compliance with terms of insurances

(a)                             No Obligor shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)                             Without limiting paragraph (a) above, each Owner Guarantor shall:

(i)                                  take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 22.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)                               not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(iii)                            make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)                          not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

22.12           Alteration to terms of insurances

No Obligor shall make or agree to any material alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

22.13           Settlement of claims

Each Owner Guarantor shall:

(a)                             not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)                             do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

22.14           Provision of copies of communications

Each Owner Guarantor shall provide the Security Agent, at the time of each such material communication, with copies of all written communications between that Owner Guarantor and:

(a)                             the Approved Brokers;

(b)                             the approved protection and indemnity and/or war risks associations; and

(c)                             the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)                                  that Owner Guarantor’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)                               any credit arrangements made between that Owner Guarantor and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

22.15           Provision of information

Each Owner Guarantor shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)                             obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)                             effecting, maintaining or renewing any such insurances as are referred to in Clause 22.16 (Mortgagee’s interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Obligors shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

22.16           Mortgagee’s interest and additional perils insurances

(a)                             The Security Agent shall, upon request by a Lender and until notice to the contrary from that Lender, maintain and renew a mortgagee’s interest marine insurance, and a mortgagee’s interest additional perils insurance in an amount of not less than 120 per cent. of the Loan and a mortgagee’s rights insurance in an amount of not less than 110 per cent. of the Loan, on such terms, through such insurers and generally in such manner as the Security Agent may from time to time consider appropriate.

(b)                             The Obligors shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

23                               GENERAL SHIP UNDERTAKINGS

23.1                   General

The undertakings in this Clause 23 (General Ship Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

23.2                   Ships’ names and registration

Each Owner Guarantor shall, in respect of the Ship owned by it:

(a)                             keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;

(b)                             not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; and

(c)                             not change the name of that Ship.

23.3                   Repair and classification

Each Owner Guarantor shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)                             consistent with first class ship ownership and management practice; and

(b)                             so as to maintain the Approved Classification free of overdue recommendations and conditions affecting that Ship’s class.

23.4                   Modifications

No Owner Guarantor shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

23.5                   Removal and installation of parts

(a)                             Subject to paragraph (b) below, no Owner Guarantor shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:

(i)                                  the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)                               the replacement part or item is free from any Security in favour of any person other than the Security Agent; and

(iii)                            the replacement part or item becomes, on installation on that Ship, the property of that Owner Guarantor and subject to the security constituted by the Mortgage on that Ship and the related Deed of Covenant.

(b)                             A Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Owner Guarantor.

23.6                   Surveys

(a)                             Each Owner Guarantor shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

(b)                             The Facility Agent shall have the right to have a technical survey carried out at any time on each Ship but not more than once per year (unless an Event of Default or Major Casualty has occurred, in which case as often as the Facility Agent may require) provided that the Facility Agent provides reasonable notice of the intended date of such inspection and such inspection does not delay or interfere with that Ship’s operation, loading or unloading.  Each Owner Guarantor shall pay the reasonable cost of such survey or surveys of each Ship at the Facility Agent’s request.

23.7                   Inspection

Each Owner Guarantor shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times and at least once per calendar year to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.  Each Owner Guarantor shall pay the cost of one inspection per Ship per annum.

23.8                   Prevention of and release from arrest

(a)                             Each Owner Guarantor shall, in respect of the Ship owned by it, promptly discharge amounts due in respect of:

(i)                                  all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(ii)                               all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and

(iii)                            all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

(b)                             Each Owner Guarantor shall immediately upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

23.9                   Compliance with laws etc.

Each Obligor shall and shall procure that each Approved Manager and the Charterer shall:

(a)                             comply, or procure compliance with all laws or regulations:

(i)                                  relating to its business generally; and

(ii)                               relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)                             obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals;

(c)                             without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions; and

(d)                             not appoint any manager or agent to manage the Vessel unless such party undertakes to procure that any agreement entered into relating to the management, employment or operation of a Ship contains a clause in which the counterparty undertakes to comply with all Sanctions.

23.10           ISPS Code

Without limiting paragraph (a) of Clause 23.9 (Compliance with laws etc.), each Owner Guarantor shall:

(a)                             procure that the Ship owned by it and the company responsible for that Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)                             maintain an ISSC for that Ship; and

(c)                             notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

23.11           Sanctions and Ship trading

(a)                             Without limiting Clause 23.9 (Compliance with laws etc.), each Owner Guarantor shall procure:

(i)                                  that the Ship owned by it shall not be used by or for the benefit of a Prohibited Person;

(ii)                               that such Ship shall not be used directly or indirectly in trading in any manner contrary to Sanctions (or which could be contrary to Sanctions if Sanctions were binding on each Transaction Obligor) or in any trade which could expose a Ship, a Transaction Obligor, a Lender, crew or insurers to enforcement proceedings or any other consequences whatsoever arising from Sanctions;

(iii)                            that such Ship shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances; and

(iv)                          that each charterparty in respect of that Ship shall contain, for the benefit of that Owner Guarantor, language which gives effect to the provisions of paragraph (c) of Clause 23.9 (Compliance with laws etc.) as regards Sanctions and of this Clause 23.11 (Sanctions and Ship trading) and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions (or which would result in a breach of Sanctions if Sanctions were binding on each Transaction Obligor).

(b)                             No Obligor shall, nor shall an Obligor permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transaction(s) contemplated by this Agreement to fund any trade, business or other activities:

(i)                                  involving or for the benefit of any Prohibited Person; or

(ii)                               in any other manner that would reasonably be expected to result in any Obligor or any Lender being in breach of any Sanctions (if and to the extent applicable to either of them) or becoming a Prohibited Person.

23.12           Anti-corruption and anti-money laundering laws

(a)                             The Borrower shall, and shall ensure that each of the other Obligors will, ensure that it will not directly or indirectly, use the proceeds from the Loan for any purpose which would breach the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)                             The Borrower shall, and shall ensure that each of the other Obligors will:

(i)                                  conduct its businesses in compliance with applicable anti-corruption, anti-bribery and anti-money laundering laws; and

(ii)                               maintain policies and procedures designed to promote and achieve compliance with such laws.

23.13           Anti-terrorism

The Borrower shall, and shall ensure that each of the other Obligors will, comply with all anti-terrorism laws in each case applicable to it and shall take all actions necessary or which may be required by the Lenders to allow the Lenders to comply with any anti-terrorism laws applicable to it.

23.14           Green scrapping

(a)                             Each Owner Guarantor shall use reasonable endeavours (including the implementation of internal policies) to ensure that any scrapping of a Ship owned by it is carried out in accordance with the IMO Convention for the Safe and Environmentally Sound Recycling of Ships.

(b)                             Each Owner Guarantor shall use reasonable endeavours to obtain (in its first survey) and to maintain (in subsequent surveys) a green passport notification (based on the inventory of hazardous materials) for the Ship owned by it from the Approved Classification Society.

23.15           Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), no Owner Guarantor shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship’s war risks insurers unless:

(a)                             the prior written consent of the Security Agent acting on the instructions of the Lenders has been given such approval deemed to be given in relation to the Indian Ocean Piracy Zone, West African Piracy Zone and Venezuela provided that any conditions imposed under the relevant war risk policy are complied with; and

(b)                             that Owner Guarantor has (at its expense) effected any special, additional or modified insurance cover which (i) the Security Agent acting on the instructions of the Lenders may require or (ii) in the case of the Indian Ocean Piracy Zone, the West African Piracy Zone and Venezuela, is customary in relation to such war zones.

23.16           Provision of information

Without prejudice to Clause 19.5 (Information: miscellaneous) each Owner Guarantor shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it requests regarding:

(a)                             that Ship, its employment, position and engagements;

(b)                             the Earnings and payments and amounts due to its master and crew;

(c)                             any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

(d)                             any towages and salvages; and

(e)                             its compliance, the Approved Manager’s compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Facility Agent’s request, promptly provide copies of class records, any inspection reports obtained for that Ship, any current Charter relating to that Ship, of any current guarantee of any such Charter, the Ship’s Safety Management Certificate and any relevant Document of Compliance.

23.17           Notification of certain events

Each Owner Guarantor shall, in respect of the Ship owned by it, immediately notify the Facility Agent by fax, confirmed forthwith by letter, of:

(a)                             any casualty to that Ship which is or is likely to be or to become a Major Casualty;

(b)                             any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)                             any requisition of that Ship for hire;

(d)                             any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)                             any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or the Earnings;

(f)                                any intended dry docking of that Ship;

(g)                             any Environmental Claim made against that Owner Guarantor or in connection with that Ship, or any Environmental Incident;

(h)                             any claim for breach of the ISM Code or the ISPS Code being made against that Owner Guarantor, an Approved Manager or otherwise in connection with that Ship; or

(i)                                  any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Owner Guarantor shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to that Owner Guarantor’s, any such Approved Manager’s or any other person’s response to any of those events or matters.

23.18           Restrictions on chartering, appointment of managers etc.

No Owner Guarantor shall, in relation to the Ship owned by it:

(a)                             let that Ship on demise charter for any period;

(b)                             enter into any time, voyage or consecutive voyage charter in respect of that Ship other than a Permitted Charter;

(c)                             amend, supplement or terminate a Management Agreement;

(d)                             appoint a manager of that Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any alteration to the terms of an Approved Manager’s appointment;

(e)                             de activate or lay up that Ship; or

(f)                                put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

23.19           Notice of Mortgage

Each Owner Guarantor shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Owner Guarantor to the Security Agent.

23.20           Sharing of Earnings

No Owner Guarantor shall enter into any agreement or arrangement for the sharing of any Earnings other than for the purposes of this Agreement or except in relation to a pool or pooling arrangements for a Ship which has been approved in writing by the Facility Agent with the authorisation of the Lenders.

23.21           Notification of compliance

Each Owner Guarantor shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 23 (General Ship Undertakings).

23.22           Monitoring

(a)                             Each Owner Guarantor shall (or shall procure that any Charterer and the Approved Technical Manager shall) allow the Security Agent (or its agents), at any time and from time to time, to access all information pertaining to the Ship owned by it and to monitor the position of the Ship owned by it using third party services.

(b)                             All costs incurred by the Security Agent (and any of its agents) under paragraph (a) of Clause 23.22 (Monitoring) above shall be for the sole account of the relevant Owner Guarantor.

24                               SECURITY COVER

24.1                   Minimum required security cover

Clause 24.2 (Provision of additional security; prepayment) applies if:

(a)                             on or before the second anniversary of the first Utilisation Date, the Facility Agent notifies the Borrower that:

(i)                                  the aggregate Market Value of each Ship then subject to a Mortgage; plus

(ii)                               the net realisable value of additional Security previously provided under this Clause 24 (Security Cover),

is below 125 per cent. of an amount which is the aggregate of the Loan and the Hedge Exposure;

(b)                             after the second but on or before the fourth anniversary of the first Utilisation Date, the Facility Agent notifies the Borrower that:

(i)                                  the aggregate Market Value of each Ship then subject to a Mortgage; plus

(ii)                               the net realisable value of additional Security previously provided under this Clause 24 (Security Cover),

is below 130 per cent. of an amount which is the aggregate of the Loan and the Hedge Exposure; and

(c)                             after the fourth anniversary of the first Utilisation Date, the Facility Agent notifies the Borrower that:

(i)                                  the aggregate Market Value of each Ship then subject to a Mortgage; plus

(ii)                               the net realisable value of additional Security previously provided under this Clause 24 (Security Cover),

is below 135 per cent. of an amount which is the aggregate of the Loan and the Hedge Exposure.

24.2                   Provision of additional security; prepayment

(a)                             If the Facility Agent serves a notice on the Borrower under Clause 24.1 (Minimum required security cover), the Borrower shall, on or before the date falling one Month after the date (the “Prepayment Date”) on which the Facility Agent’s notice is served, prepay such part of the Loan as shall eliminate the shortfall.

(b)                             The Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Lenders:

(i)                                  has a net realisable value at least equal to the shortfall; and

(ii)                               is documented in such terms as the Facility Agent may approve or require,

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

24.3                   Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 24.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

24.4                   Valuations binding

Any valuation under this Clause 24 (Security Cover) shall be binding and conclusive as regards the Borrower.

24.5                   Provision of information

(a)                             Each Obligor shall promptly provide the Facility Agent and any shipbroker acting under this Clause 24 (Security Cover) with any information which the Facility Agent or the shipbroker may request for the purposes of the valuation.

(b)                             If an Obligor fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent.

24.6                   Prepayment mechanism

Any prepayment pursuant to Clause 24.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.2 (Voluntary prepayment of Loan) but ignoring any restriction as to prepayments being made on the last day of the Interest Period and shall be applied in inverse chronological order by the amount of the Loan repaid or prepaid.

24.7                   Provision of valuations

(a)                             The Facility Agent shall be entitled to obtain valuations of the Ships and any other vessel over which additional Security has been created in accordance with Clause 24.3 (Value of additional vessel security), from an Approved Valuer, selected by the Borrower, to enable the Facility Agent to determine the Market Value of that Ship.

(b)                             The valuations referred to in this Clause 24.7 (Provision of valuations) are to be obtained:

(i)                                  on or before the Utilisation Date (not to be obtained earlier than 14 days prior to the Utilisation Date);

(ii)                               following the Utilisation Date, semi-annually (on 30 June and 31 December) (or at the discretion of the Lenders) in each year during the Security Period; and

(iii)                            at any other time required by the Facility Agent in its absolute discretion.

(c)                             The valuations referred to in paragraph (b)(i) and (b)(ii) of Clause 24.7 (Provision of valuations) shall be at the Borrower’s cost.

(d)                             The valuations referred to in paragraph (b)(iii) of Clause 24.7 (Provision of valuations) shall be at the Facility Agent’s cost unless (i) the valuations provided under paragraph (b)(iii) of Clause 24.7 (Provision of valuations) show a breach of Clause 24.1 (Minimum required security cover) or (ii) an Event of Default has occurred which is continuing, in which cases any additional valuations will be at the Borrower’s cost.

(e)                             The Facility Agent may obtain a second valuation from an Approved Valuer (selected by the Facility Agent) at the Borrower’s cost.  The arithmetic average of the two valuations will then be determined, save that where there is a variance of more than ten per cent. between the two valuations, a third valuation shall be obtained from an Approved Valuer selected by the Borrower and appointed by the Borrower and in such case the Market Value shall be the arithmetic average of the three valuations.

(f)                                If the Market Value provided by an Approved Valuer provides a range value, the Market Value shall be the average of that range value.

(g)                             All valuations shall be addressed to the Facility Agent.

25                               ACCOUNTS AND APPLICATION OF EARNINGS

25.1                   Accounts

No Owner Guarantor may, without the prior consent of the Facility Agent, maintain any bank account other than in compliance with the provisions of this Agreement.

25.2                   Payment of Earnings

The Borrower shall ensure that, subject only to the provisions of each General Assignment, all the Earnings in respect of the Ships are paid in to the Earnings Accounts.

25.3                   Monthly retentions

The Borrower shall ensure that, in each calendar month following the first Utilisation Date, on such dates as the Facility Agent may from time to time specify, there is transferred to the Retention Account out of the aggregate Earnings received by the Borrower in the Earnings Accounts during the preceding calendar month one-third of the amount of any Repayment Instalment falling due under Clause 6.1 (Repayment of Loan) on the next Repayment Date.

25.4                   Shortfall in Earnings

(a)                             If the aggregate of the credit balance on each Earnings Account is insufficient in any calendar month for the required amount to be transferred to the Retention Account under Clause 25.2 (Monthly retentions), the Borrower shall make up the amount of the insufficiency on demand from the Facility Agent.

(b)                             Without prejudicing the Facility Agent’s right to make such demand at any time, the Facility Agent may, if so authorised by the Majority Lenders, permit the Borrower to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 25.2 (Monthly retentions) from the Earnings received in the next or subsequent calendar months.

25.5                   Application of retentions

(a)                             The Security Agent has sole signing rights in relation to the Retention Account.

(b)                             Until an Event of Default occurs, the Facility Agent shall instruct the Account Bank to release to it, on each Repayment Date and on each Interest Payment Date, for distribution to the Finance Parties in accordance with Clause 33.2 (Distributions by the Facility Agent) so much of the then balance on the Retention Account as equals:

(i)                                  any Repayment Instalment due on that Repayment Date;

(ii)                               the amount of interest payable on that Interest Payment Date;

in discharge of the Borrower’s liability for that Repayment Instalment, or that interest as the case may be.

25.6                   Interest accrued on Retention Account

Any credit balance on the Retention Account shall bear interest at the rate from time to time offered by the Account Bank to its customers for dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Account Bank likely to remain on the Retention Account.

25.7                   Release of accrued interest

Interest accruing under Clause 25.5 (Interest accrued on Retention Account) shall be credited to the Retention Account and, to the extent not applied previously pursuant to Clause 25.4 (Application of retentions), shall be released to the Borrower at the end of the Security Period.

25.8                   Location of Accounts

The Borrower shall promptly:

(a)                             comply with any requirement of the Facility Agent as to the location or relocation of its Earnings Accounts, the Retention Account and the Debt Service Reserve Account (or any of them); and

(b)                             execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts, the Retention Account and the Debt Service Reserve Account.

26                               EVENTS OF DEFAULT

26.1                   General

Each of the events or circumstances set out in this Clause 26 (Events of Default) is an Event of Default except for Clause 26.18 (Acceleration) and Clause 26.19 (Enforcement of security).

26.2                   Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                             its failure to pay is caused by:

(i)                                  administrative or technical error; or

(ii)                               a Disruption Event; and

(b)                             payment is made within three Business Days of its due date.

26.3                   Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 18.36 (Sanctions), Clause 20 (Financial Covenants), Clause 21.10 (Title), Clause 21.11 (Negative pledge), Clause 21.22 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 23.11 (Sanctions and Ship trading), Clause 22.2 (Maintenance of obligatory insurances), Clause 22.3 (Terms of obligatory insurances), Clause 22.5 (Renewal of obligatory insurances) or Clause 24 (Security Cover).

26.4                   Other obligations

(a)                             A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.2 (Non-payment) and Clause 26.3 (Specific obligations)).

(b)                             No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the Facility Agent giving notice to the Borrower or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

26.5                   Misrepresentation

(a)                             Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)                             No Event of Default under paragraph (a) of this Clause 26.5 (Misrepresentation), other than Clause 18.36 (Sanctions), will occur if the underlying circumstances leading to the incorrect representation or statement are capable of remedy (in the opinion of the Majority Lenders (acting reasonably)) and are remedied within 10 Business Days of the Facility Agent (acting on the instructions of the Lenders) giving notice to the Borrower or (if earlier) any Transaction Obligor becoming aware of the failure to comply provided that the failure to comply does not have or is not reasonably likely to have a Material Adverse Effect.

26.6                   Cross default

(a)                             Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)                             Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                             Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)                             Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor (which is not a dormant company or which does not have gross assets of less than $50,000) due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                             No Event of Default will occur under this paragraph (e) of this Clause 26.6 (Cross default) if the aggregate amount of Financial Indebtedness or Commitment for Financial Indebtedness falling with paragraphs (a) to (d) of this Clause 26.6 (Cross default) is less than $2,250,000 (or its equivalent in any other currency or currencies) in relation to the Borrower or $500,000 (or its equivalent in any other currency or currencies) in relation to any Owner Guarantor.

26.7                   Insolvency

(a)                             An Obligor or any member of the Group:

(i)                                  is unable or admits inability to pay its debts as they fall due;

(ii)                               is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)                            suspends or threatens to suspend making payments on any of its debts; or

(iv)                          by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)                             The value of the assets of any Obligor or any member of the Group is less than its liabilities (excluding, in the case of any Obligor, any shareholder loans falling within paragraph (b) of the definition of Permitted Financial Indebtedness and, in the case of the Borrower, any loans owed to any of its shareholders) provided that, in the case of any member of the Group other than the Obligors it shall not be a breach of this provision if the breach is solely a result of intercompany arrangements.

(c)                             A moratorium is declared in respect of any indebtedness of Obligor or member of the Group.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

26.8                   Insolvency proceedings

(a)                             Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)                                  the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(ii)                               a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(iii)                            the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(iv)                          enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

(b)                             Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

26.9                   Creditors’ process

(a)                             Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of an Obligor or a member of the Group.

(b)                             No Event of Default under paragraph (a) of this Clause 26.9 (Creditors’ process) will occur if the failure to comply is capable of remedy (in the opinion of the Majority Lenders (acting reasonably)) and is remedied within 10 Business Days of the Facility Agent giving notice to the Obligors or (if earlier) an Obligor, a member of the Group or (in the case of such event occurring in relation to the Borrower) the Borrower becoming aware of the failure to comply.

26.10           Ownership of the Obligors

(a)                             An Owner Guarantor is not or ceases to be 100 per cent. directly or indirectly owned by the Borrower.

(b)                             Prior to the Corporate Guarantor Effective Date, the Borrower is not or ceases to be 100 per cent. directly or indirectly owned by Grindrod Limited, a company incorporated in South Africa.

(c)                             After the Corporate Guarantor Effective Date, the Borrower is not or ceases to be 100 per cent. directly or indirectly owned by the Corporate Guarantor.

26.11           Unlawfulness, invalidity and ranking

(a)                             It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.

(b)                             Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Finance Documents.

(c)                             Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)                             Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

26.12           Security imperilled; flag instability

(a)                             Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

(b)                             The state of the Approved Flag of a Ship is or becomes involved in hostilities or civil war or there is a seizure of power in such state by unconstitutional means, or any other event occurs in relation to a Ship, the Mortgage in respect of that Ship or the Approved Flag and in the reasonable opinion of the Facility Agent such event is likely to have a Material Adverse Effect unless the Owner Guarantors, within 30 days of the occurrence of such event (or such longer period as may be agreed by the Facility Agent acting with the authorisation of the Lenders) re-register the relevant Ship on an alternative flag approved pursuant to Clause 23.2 (Ships’ names and registration) and subject to:

(i)                                  that Ship remaining subject to Security created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority security) on substantially the same terms as the Mortgage and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Lenders, shall reasonably approve or require; and

(ii)                               the execution of such other documentation amending and supplementing the Finance Documents, as the Facility Agent, acting with the authorisation of the Lenders, shall reasonably approve or require.

26.13           Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

26.14           Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets other than any Requisition.

26.15           Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

26.16           Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.

26.17           Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

26.18           Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)                             cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)                             declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable;

(c)                             declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or

(d)                             exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents,

and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 26.19 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

26.19           Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 26.18 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 9

CHANGES TO PARTIES

27                               CHANGES TO THE LENDERS AND HEDGE COUNTERPARTIES

27.1                   Assignments and transfers by the Lenders

Subject to this Clause 27 (Changes to the Lenders and Hedge Counterpartie), a Lender (the “Existing Lender”) may:

(a)                             assign any of its rights; or

(b)                             transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

27.2                   Conditions of assignment or transfer

(a)                             The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)                                  to another Lender or an Affiliate of a Lender;

(ii)                               to another first class international bank or financial institution, insurer, social security fund, pension fund, capital investment company, financial intermediary or special purpose vehicle associated to any of them;

(iii)                            a trust corporation, fund or other person which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which is advised by or the assets of which are managed or serviced by a Lender; or

(iv)                          made at a time when a Default is continuing.

(b)                             The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed.  The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c)                             The consent of the Borrower to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to any amount payable under Clause 14.3 (Mandatory Cost), provided such costs are paid by the Existing Lender or the New Lender.

(d)                             An assignment will only be effective on:

(i)                                  receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and

(ii)                               performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(e)                             Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender’s title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender.

(f)                                A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(g)                             If:

(i)                                  a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                               as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.  This paragraph (g) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(h)                             Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

27.3                   Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000.

27.4                   Limitation of responsibility of Existing Lenders

(a)                             Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                  the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)                               the financial condition of any Transaction Obligor;

(iii)                            the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)                          the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                             Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)                                  has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)                               will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

(c)                             Nothing in any Finance Document obliges an Existing Lender to:

(i)                                  accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27 (Changes to the Lenders and Hedge Counterparties); or

(ii)                               support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.

27.5                   Procedure for transfer

(a)                             Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)                             The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                             Subject to Clause 27.10 (Pro rata interest settlement), on the Transfer Date:

(i)                                  to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                               each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                            the Facility Agent, the Security Agent, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Mandated Lead Arrangers and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)                          the New Lender shall become a Party as a “Lender”.

27.6                   Procedure for assignment

(a)                             Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                             The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                             Subject to Clause 27.10 (Pro rata interest settlement), on the Transfer Date:

(i)                                  the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                               the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)                            the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)                             Lenders may utilise procedures other than those set out in this Clause 27.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7                   Copy of Transfer Certificate or Assignment Agreement to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

27.8                   Additional Hedge Counterparties

(a)                             The Borrower or a Lender may request that a Lender or an Affiliate of a Lender becomes an Additional Hedge Counterparty, with the prior approval of the Majority Lenders and (in the case of a request by a Lender) the Borrower, by delivering to the Facility Agent a duly executed Hedge Counterparty Accession Letter.

(b)                             The relevant Lender or Affiliate, bank or financial institution will become an Additional Hedge Counterparty when the Facility Agent enters into the relevant Hedge Counterparty Accession Letter.

27.9                   Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 27 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                             any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                             any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                  release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)                               require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.10           Pro rata interest settlement

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)                             any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)                             the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)                                  when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)                               the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.10 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(c)                             In this Clause 27.10 (Pro rata interest settlement) references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

27.11           Transfer of business of Standard Chartered Bank

(a)                             The parties to this Agreement agree that, on and from the effective time (the “Effective Time”) of the scheme of transfer in respect of the transfer of the business of Standard Chartered Bank, Singapore Branch (the “Branch”) to its wholly owned subsidiary Standard Chartered Bank (Singapore) Limited (the “Singapore Subsidiary”) (the “Transfer”) approved by the High Court of the Republic of Singapore pursuant to Sections 55B and 55C of the Banking Act, Chapter 19 of Singapore, the following shall occur simultaneously:

(i)                                  the Singapore Subsidiary shall replace the Branch as a party to the Finance Documents and all references in the Finance Documents to the Branch will refer to the Singapore Subsidiary;

(ii)                               each of the Branch and the other parties shall be released and discharged from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged/Cancelled Rights and Obligations”);

(iii)                            each of the Singapore Subsidiary and the other parties shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged/Cancelled Rights and Obligations only insofar as the Singapore Subsidiary and the other parties have assumed and/or acquired the same in place of the Branch and the other parties (being the “Acquired Rights and Obligations”); and

(iv)                          the Singapore Subsidiary and the other Finance Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Singapore Subsidiary been a Finance Party under the Finance Documents as at the date of the relevant Finance Document and to that extent the Branch and the other Finance Parties shall each be released from further obligations to each other under the Finance Documents.

The parties to this Agreement agree to promptly do all such acts or execute all such documents as the Branch or the Singapore Subsidiary may reasonably specify to give effect to this Clause 27.11 (Transfer of business by Standard Chartered Bank).

28                               CHANGES TO THE OBLIGORS

28.1                   Assignment or transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2                   Release of security

(a)                             If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:

(i)                                  the disposal is permitted by the terms of any Finance Document; or

(ii)                               all the Lenders agree to the disposal (such agreement not to be unreasonably withheld); or

(iii)                            the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(iv)                          the disposal is being effected by enforcement of a Security Document,

the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document.  However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)                             If the Security Agent is satisfied that a release is allowed under this Clause 28.2 (Release of security) (at the request and expense of the Borrower) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release.  Each other Finance Party irrevocably authorises the Security Agent to enter into any such document.  Any release will not affect the obligations of any other Obligor under the Finance Documents.

28.3                   Subordinated Creditors

(a)                             The Borrower may request that any person becomes a Subordinated Creditor, with the prior approval of the Facility Agent, by delivering to the Facility Agent:

(i)                                  a duly executed Subordination Deed;

(ii)                               a duly executed Subordinated Debt Security; and

(iii)                            such constitutional documents, corporate authorisations and other documents and matters as the Facility Agent may reasonably require, in form and substance satisfactory to the Facility Agent, to verify that the person’s obligations are legally binding, valid and enforceable and to satisfy any applicable legal and regulatory requirements.

(b)                             A person referred to in paragraph (a) above will become a Subordinated Creditor on the date the Security Agent enters into the Subordination Deed and the Subordinated Debt Security delivered under paragraph (a) above.

SECTION 10

THE FINANCE PARTIES

29                               THE FACILITY AGENT, THE MANDATED LEAD ARRANGERS AND THE REFERENCE BANKS

29.1                   Appointment of the Facility Agent

(a)                             Each of the Mandated Lead Arrangers, the Lenders and the Hedge Counterparties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)                             Each of the Mandated Lead Arrangers, the Lenders and the Hedge Counterparties authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2                   Instructions

(a)                             The Facility Agent shall:

(i)                                  unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)                           all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)                           in all other cases, the Majority Lenders; and

(ii)                               not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)                             The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)                             Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)                             Paragraph (a) above shall not apply:

(i)                                  where a contrary indication appears in a Finance Document;

(ii)                               where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;

(iii)                            in respect of any provision which protects the Facility Agent’s own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(e)                             If giving effect to instructions given by the Majority Lenders would in the Facility Agent’s opinion have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)                                In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.

(g)                             The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)                             Without prejudice to the remainder of this Clause 29.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties.  The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

(i)                                  The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

29.3                   Duties of the Facility Agent

(a)                             The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)                             Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(c)                             Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)                             Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)                             If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)                                If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Mandated Lead Arrangers or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)                             The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.4                   Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

29.5                   No fiduciary duties

(a)                             Nothing in any Finance Document constitutes the Facility Agent or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b)                             Neither the Facility Agent nor the Mandated Lead Arrangers shall be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

29.6                   Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 33.5 (Application of receipts; partial payments).

29.7                   Business with the Group

The Facility Agent and the Mandated Lead Arrangers may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

29.8                   Rights and discretions

(a)                             The Facility Agent may:

(i)                                  rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)                               assume that:

(A)                           any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)                           unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)                            rely on a certificate from any person:

(A)                           as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                           to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)                             The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)                                  no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.2 (Non-payment));

(ii)                               any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)                            any notice or request made by the Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(c)                             The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)                             Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)                             The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)                                The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)                                  be liable for any error of judgment made by any such person; or

(ii)                               be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent’s gross negligence or wilful misconduct.

(g)                             Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(h)                             Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Mandated Lead Arrangers are obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)                                  Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.9                   Responsibility for documentation

Neither the Facility Agent nor the Mandated Lead Arrangers are responsible or liable for:

(a)                             the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Mandated Lead Arrangers, an Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

(b)                             the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property.

29.10           No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)                             whether or not any Default has occurred;

(b)                             as to the performance, default or any breach by any Obligor of its obligations under any Transaction Document; or

(c)                             whether any other event specified in any Transaction Document has occurred.

29.11           Exclusion of liability

(a)                             Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 33.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)                                  any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)                               exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)                            any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)                          without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)                           any act, event or circumstance not reasonably within its control; or

(B)                           the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)                             No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)                             The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)                             Nothing in this Agreement shall oblige the Facility Agent or the Mandated Lead Arrangers to carry out:

(i)                                  any “know your customer” or other checks in relation to any person; or

(ii)                               any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Facility Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Mandated Lead Arrangers.

(e)                             Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

29.12           Lenders’ indemnity to the Facility Agent

(a)                             Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)                             Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

(c)                             Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

29.13           Resignation of the Facility Agent

(a)                             The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)                             Alternatively, the Facility Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)                             If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)                             If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 29 (The Facility Agent, the Mandated Lead Arrangers and the Reference Banks) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent’s normal fee rates and those amendments will bind the Parties.

(e)                             The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(f)                                The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)                             Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Facility Agent) and this Clause 29 (The Facility Agent, the Mandated Lead Arrangers and the Reference Banks) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent.  Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date.  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)                             The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(i)                                  The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.

(j)                                  The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)                                  the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                               the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                            the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Facility Agent, requires it to resign.

29.14           Confidentiality

(a)                             In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                             If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)                             Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Mandated Lead Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

29.15           Relationship with the other Finance Parties

(a)                             Subject to Clause 27.10 (Pro rata interest settlement), the, Facility Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Hedge Counterparty:

(i)                                  entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                               entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.

(b)                             Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.  Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties by or to the Security Agent in this Agreement must be given or sought through the Facility Agent.

(c)                             Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 36.5 (Electronic communication)

and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.16           Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)                             the financial condition, status and nature of each member of the Group;

(b)                             the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)                             whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)                             the adequacy, accuracy or completeness of any other information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)                             the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

29.17           Facility Agent’s management time

Any amount payable to the Facility Agent under Clause 14.4 (Indemnity to the Facility Agent), Clause 16 (Costs and Expenses) and Clause 29.12 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent’s management time, such management time to be in respect of extraordinary matters pre-agreed with the Obligors and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

29.18           Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.19           Reliance and engagement letters

Each Secured Party confirms that each of the Mandated Lead Arrangers and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Mandated Lead Arrangers or the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.20           Full freedom to enter into transactions

Without prejudice to Clause 29.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)                             to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)                             to deal in and enter into and arrange transactions relating to:

(i)                                  any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)                               any options or other derivatives in connection with such securities; and

(c)                             to provide advice or other services to any Obligor or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

29.21           Role of Reference Banks

(a)                             No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.

(b)                             No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)                             No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 29.21 (Role of Reference Banks) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

29.22           Third Party Reference Banks

A Reference Bank which is not a Party may rely on Clause 29.21 (Role of Reference Banks), Clause 42.3 (Other exceptions) and Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

30                               THE SECURITY AGENT

30.1                   Trust

(a)                             The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 30 (The Security Agent) and the other provisions of the Finance Documents.

(b)                             Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2                   Parallel Debt (Covenant to pay the Security Agent)

(a)                             Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)                             The Parallel Debt of an Obligor:

(i)                                  shall become due and payable at the same time as its Corresponding Debt;

(ii)                               is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)                             For purposes of this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

(i)                                  is the independent and separate creditor of each Parallel Debt;

(ii)                               acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)                            shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)                             The Parallel Debt of an Obligor shall be:

(i)                                  decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)                               increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)                             All amounts received or recovered by the Security Agent in connection with this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 30.28 (Application of receipts).

(f)                                This Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

30.3                   Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

30.4                   Instructions

(a)                             The Security Agent shall:

(i)                                  unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:

(A)                           all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)                           in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and

(ii)                               not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)                             The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)                             Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)                             Paragraph (a) above shall not apply:

(i)                                  where a contrary indication appears in a Finance Document;

(ii)                               where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

(iii)                            in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties.

(iv)                          in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)                           Clause 30.28 (Application of receipts);

(B)                           Clause 30.29 (Permitted Deductions); and

(C)                          Clause 30.30 (Prospective liabilities).

(e)                             If giving effect to instructions given by the Majority Lenders would in the Security Agent’s opinion have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)                                In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)                                  it has not received any instructions as to the exercise of that discretion; or

(ii)                               the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)                             The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)                             Without prejudice to the remainder of this Clause 30.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(i)                                  The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

30.5                   Duties of the Security Agent

(a)                             The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)                             The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)                             Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)                             If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)                             The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.6                   No fiduciary duties

(a)                             Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.

(b)                             The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

30.7                   Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

30.8                   Rights and discretions

(a)                             The Security Agent may:

(i)                                  rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)                               assume that:

(A)                           any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)                           unless it has received notice of revocation, that those instructions have not been revoked;

(C)                          if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)                            rely on a certificate from any person:

(A)                           as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                           to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)                             The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

(c)                             The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)                                  no Default has occurred;

(ii)                               any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)                            any notice or request made by the Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(d)                             The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)                             Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)                                The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)                             The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)                                  be liable for any error of judgment made by any such person; or

(ii)                               be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s gross negligence or wilful misconduct.

(h)                             Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(i)                                  Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)                                  Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.9                   Responsibility for documentation

None of the Security Agent, any Receiver or Delegate is responsible or liable for:

(a)                             the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Mandated Lead Arrangers, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)                             the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)                             any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.10           No duty to monitor

The Security Agent shall not be bound to enquire:

(a)                             whether or not any Default has occurred;

(b)                             as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)                             whether any other event specified in any Transaction Document has occurred.

30.11           Exclusion of liability

(a)                             Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable for:

(i)                                  any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)                               exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)                            any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)                          without prejudice to the generality of paragraphs (i)  to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)                           any act, event or circumstance not reasonably within its control; or

(B)                           the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)                             No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)                             The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)                             Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)                                  any “know your customer” or other checks in relation to any person; or

(ii)                               any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)                             Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate, any liability of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

30.12           Lenders’ indemnity to the Security Agent

(a)                             Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent’s or Receiver’s gross negligence or wilful misconduct) in acting as Security Agent or Receiver under the Finance Documents (unless the Security Agent or Receiver has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)                             Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

(c)                             Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

30.13           Resignation of the Security Agent

(a)                             The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)                             Alternatively, the Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Security Agent.

(c)                             If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)                             The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.  The Security Agent’s resignation notice shall only take effect upon:

(i)                                  the appointment of a successor; and

(ii)                               the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.

(e)                             Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 30.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 14.5 (Indemnity to the Security Agent) and this Clause 30 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent.  Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date.  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(f)                                The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Security Agent shall resign in accordance with paragraph (b) above.

(g)                             The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

30.14           Confidentiality

(a)                             In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                             If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)                             Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.15           Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)                             the financial condition, status and nature of each member of the Group;

(b)                             the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)                             whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)                             the adequacy, accuracy or completeness of any other information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)                             the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

30.16           Security Agent’s management time

(a)                             Any amount payable to the Security Agent under Clause 14.5 (Indemnity to the Security Agent), Clause 16 (Costs and Expenses) and Clause 30.12 (Lenders’ indemnity to the Security Agent) shall include the cost of utilising the Security Agent’s management time, such management time to be in respect of extraordinary matters pre-agreed with the Obligors and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 11 (Fees).

(b)                             Without prejudice to paragraph (a) above, in the event of:

(i)                                  a Default;

(ii)                               the Security Agent being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)                            the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.

(c)                             If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

30.17           Reliance and engagement letters

Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.18           No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)                             require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;

(b)                             obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)                             register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)                             take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)                             require any further assurance in relation to any Security Document.

30.19           Insurance by Security Agent

(a)                             The Security Agent shall not be obliged:

(i)                                  to insure any of the Security Assets;

(ii)                               to require any other person to maintain any insurance; or

(iii)                            to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)                             Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

30.20           Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

30.21           Delegation by the Security Agent

(a)                             Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)                             That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)                             No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

30.22           Additional Security Agents

(a)                             The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)                                  if it considers that appointment to be in the interests of the Secured Parties; or

(ii)                               for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)                            for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b)                             Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)                             The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

30.23           Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

30.24           Releases

Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

30.25           Winding up of trust

If the Security Agent, with the approval of the Facility Agent determines that:

(a)                             all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)        no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then

(i)                                  the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)                               any Security Agent which has resigned pursuant to Clause 30.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

30.26           Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

30.27           Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents.  Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

30.28           Application of receipts

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 30 (The Security Agent), the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 30 (The Security Agent), in the following order of priority:

(a)                             in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or any Receiver or Delegate;

(b)                             in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Transaction Obligor under any of the Finance Documents in accordance with Clause 33.5 (Application of receipts; partial payments);

(c)                             if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and

(d)                             the balance, if any, in payment or distribution to the relevant Transaction Obligor.

30.29           Permitted Deductions

The Security Agent may, in its discretion:

(a)        set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)        pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

30.30           Prospective liabilities

Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 30.28 (Application of receipts) in respect of:

(a)                             any sum to the Security Agent, any Receiver or any Delegate; and

(b)                             any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

30.31           Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 30.28 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of Clause 30.28 (Application of receipts).

30.32           Currency conversion

(a)                             For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)                             The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

30.33           Good discharge

(a)                             Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)                             The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

30.34           Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

30.35           Application and consideration

In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 30 (The Security Agent).

30.36           Full freedom to enter into transactions

Without prejudice to Clause 30.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)                             to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)                             to deal in and enter into and arrange transactions relating to:

(i)                                  any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)                               any options or other derivatives in connection with such securities; and

(c)                             to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

31                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                             interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                             oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                             oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32                               SHARING AMONG THE FINANCE PARTIES

32.1                   Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 33 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due to it under the Finance Documents then:

(a)                             the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)                             the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 33 (Payment

Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                             the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Application of receipts; partial payments).

32.2                   Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

32.3                   Recovering Finance Party’s rights

On a distribution by the Facility Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

32.4                   Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                             each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                             as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

32.5                   Exceptions

(a)                             This Clause 32 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.

(b)                             A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                  it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)        that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

33                               PAYMENT MECHANICS

33.1                   Payments to the Facility Agent

(a)        On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                             Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

33.2                   Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London), as specified by that Party or, in the case of an Advance, to such account of such person as may be specified by the Borrower in a Utilisation Request.

33.3                   Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4                   Clawback and pre-funding

(a)                             Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                             Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)        If the Facility Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)                                  the Borrower shall on demand refund it to the Facility Agent; and

(ii)                               the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

33.5                   Application of receipts; partial payments

(a)        If the Facility Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                  first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)                               secondly, in or towards payment pro rata of:

(A)                           any accrued interest and fees due but unpaid to the Lenders under this Agreement; and

(B)                           any periodical payments (not being payments as a result of termination or closing out) due but unpaid to the Hedge Counterparties under the Hedging Agreements;

(iii)                            thirdly, in or towards payment pro rata of:

(A)                           any principal due but unpaid to the Lenders under this Agreement; and

(B)                           any payments as a result of termination or closing out due but unpaid to the Hedge Counterparties under the Hedging Agreements; and

(iv)                          fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.

(b)                             The Facility Agent shall, if so directed by the Majority Lenders and the Hedge Counterparties, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.

(c)                             Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

33.6                   No set-off by Obligors

(a)                             All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(b)                             Paragraph (a) above shall not affect the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

33.7                   Business Days

(a)                             Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                             During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8                   Currency of account

(a)                             Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                             Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                             Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

33.9                   Change of currency

(a)                             Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                  any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)                               any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)                             If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.10           Currency Conversion

(a)                             For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)                             The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

33.11           Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(a)                             the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)                             the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                             the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                             any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 42 (Amendments and Waivers);

(e)                             the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11 (Disruption to Payment Systems etc.); and

(f)                                the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34                               SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35                               BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party (except Standard Chartered Bank, Singapore Branch) acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)                             any Bail-In Action in relation to any such liability, including (without limitation):

(i)                                  a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)                               a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)                            a cancellation of any such liability; and

(b)                             a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

36                               NOTICES

36.1                   Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2                   Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)                             in the case of the Borrower, that specified in Schedule 1 (The Parties);

(b)                             in the case of each Lender, each Hedge Counterparty  or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)                             in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)                             in the case of the Security Agent, that specified in Schedule 1 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

36.3                   Delivery

(a)                             Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                  if by way of fax, when received in legible form; or

(ii)                               if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)                             Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)                             All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)                             Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.

(e)                             Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4                   Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

36.5                   Electronic communication

(a)                             Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)                                  notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)                               notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)                             Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)                             Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)                             Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)                             Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.5 (Electronic communication).

36.6                   English language

(a)                             Any notice given under or in connection with any Finance Document must be in English.

(b)                             All other documents provided under or in connection with any Finance Document must be:

(i)                                  in English; or

(ii)                               if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.7                   Hedging Agreement

Notwithstanding anything in Clause 1.1 (Definitions), references to the Finance Documents or a Finance Document in this Clause do not include any Hedging Agreement entered into by the Borrower with a Hedge Counterparty in connection with the Facilities.

37                               CALCULATIONS AND CERTIFICATES

37.1                   Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2                   Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3                   Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38                               PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document.  No election to affirm any Finance

Document on the part of a Secured Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

40                               SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

41                               IRREVOCABLE PAYMENT

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Secured Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

42                               AMENDMENTS AND WAIVERS

42.1                   Required consents

(a)                             Subject to Clause 42.2 (All Lender matters) and Clause 42.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                             The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 42 (Amendments and Waivers).

(c)                             Without prejudice to the generality of Clause 29.8 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

42.2                   All Lender matters

Subject to Clause 42.4 (Replacement of Screen Rate), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)                             the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)                             a postponement to or extension of the date of payment of any amount under the Finance Documents;

(c)                             a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(d)                             a change in currency of payment of any amount under the Finance Documents;

(e)                             an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)                                a change to any Transaction Obligor other than in accordance with Clause 28 (Changes to the Obligors) or Clause 7.4 (Substitution of Ship);

(g)                             any provision which expressly requires the consent of all the Lenders;

(h)                             Clause 7.4 (Substitution of Ship);

(i)                                  this Clause 42 (Amendments and Waivers);

(j)                                  any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 6.2 (Effect of cancellation and prepayment on scheduled repayments), Clause 7.3 (Mandatory prepayment on sale, arrest or Total Loss), Clause 8 (Interest), paragraph (a) of Clause 24.7 (Provision of valuations), Clause 27 (Changes to the Lenders and Hedge Counterparties), Clause 32 (Sharing among the Finance Parties), Clause 46 (Governing Law) or Clause 47 (Enforcement);

(k)                             any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(l)                                  (other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:

(i)                                  the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity);

(ii)                               the Security Assets; or

(iii)                            the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of sub-paragraphs (ii) and (iii)  above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(m)                        the release of the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

42.3                   Other exceptions

(a)                             An amendment or waiver which relates to the rights or obligations of a Servicing Party, the Mandated Lead Arrangers or a Reference Bank (each in their capacity as such) may not be effected without the consent of that Servicing Party, the Mandated Lead Arrangers or that Reference Bank, as the case may be.

(b)                             An amendment or waiver which relates to and would adversely affect the rights or obligations of a Hedge Counterparty (in its capacity as such) may not be effected without the consent of that Hedge Counterparty.

(c)        The Borrower and the Facility Agent, the Mandated Lead Arrangers or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

42.4                   Replacement of Screen Rate

(a)                             Subject to Clause 42.3 (Other exceptions), if the Screen Rate is not available for dollars, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to dollars, in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that benchmark rate) may be made with the consent of the Majority Lenders and the Borrower.

(b)                             If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within three Business Days (unless the Borrower and the Facility Agent agree to a longer time period in relation to any request) of that request being made:

(i)                                  its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)        its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

42.5                   Obligor Intent

Without prejudice to the generality of Clauses 1.2 (Construction) and 17.4 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:  business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

42.6                    Disenfranchisement of Obligors and their Affiliates

(a)                             For so long as an Obligor or its Affiliate (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(i)                                  in ascertaining:

(A)                           the Majority Creditors or Majority Lenders; or

(B)                           whether:

(1)        any relevant percentage (including, for the avoidance of doubt, unanimity) of Credit Participations; or

(2)        the agreement of any specified group of Creditors,

has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Agreement,

that Commitment shall be deemed to be zero and, subject to paragraph (ii) below, that Obligor or its Affiliate (as the case may be) (or the person with whom it has entered into that sub-participation, other agreement or arrangement (a “Counterparty”)) shall be deemed not to be a Lender.

(b)                             Each Obligor or its Affiliate (as the case may be) that is a Lender agrees that:

(i)                                  in relation to any meeting or conference call to which all the Creditors or any combination of those groups of Creditors are invited to attend or participate, it shall not attend or participate in the same if so requested by the Security Agent or, unless the Security Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)                               it shall not, unless the Security Agent otherwise agrees, be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Security Agent or one or more of the Creditors.

43                               CONFIDENTIAL INFORMATION

43.1                   Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 43.2 (Disclosure of Confidential Information) and Clause 43.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

43.2                   Disclosure of Confidential Information

(a)                             Any Finance Party may disclose:

(i)                                  to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, service providers, insurers, insurance brokers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(ii)                               to any person:

(A)                           to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(B)                           with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(C)                          appointed by any Finance Party or by a person to whom sub-paragraph (A) or (B) of paragraph (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 29.15 (Relationship with the other Finance Parties));

(D)                          who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (A) or (B) of paragraph (ii) above;

(E)                           to any party who provides or may potentially provide insurance or reinsurance in relation to the Loan and any insurance broker or reinsurance broker in connection with such purposes and each of their respective professional advisers;

(F)                            to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(G)                         to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(H)                          to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Additional Hedge Counterparties);

(I)                                 who is a Party, a member of the Group or any related entity of a Transaction Obligor;

(J)                             as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(K)                           with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(1)                             in relation to sub-paragraphs (A), (B) and (C) of paragraph (ii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is otherwise bound by requirements of confidentiality in relation to the Confidential Information or is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(2)                             in relation to sub-paragraph (D) of paragraph (ii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(3)                             in relation to sub-paragraphs (F), (G) and (H) of paragraph (ii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(iii)                            to any person appointed by that Finance Party or by a person to whom sub-paragraph (A) or (B) of paragraph (ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (iii) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;

(iv)                          to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(b)                             This Clause 43 (Confidential Information) is not, and shall not be deemed to constitute, an express or implied agreement by any Finance Party with any Transaction Obligor for a higher degree of confidentiality than that prescribed in Section 47 of, and in the Third Schedule to, the Banking Act, Chapter 19 of Singapore.

(c)                             If a Transaction Obligor provides a Finance Party with personal data of any individual (including where applicable, its directors, officers, employees, shareholders, beneficial owners, representative, agents and principals (if acting on behalf of another)), the Transaction Obligor undertakes, represents and warrants that it (a) has obtained (and shall maintain) the consent from such individual and (b) is authorised to deliver such personal data to the Finance Party for collection, use, disclosure, transfer and retention of personal data for such purposes as set out in the Finance Party’s personal data protection policy or as permitted by applicable laws or regulations.

(d)                             Each Transaction Obligor agrees and undertakes to notify the Facility Agent promptly upon becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, use and/or disclosure by any Finance Party of any personal data provided by that Obligor to any Finance Party.

43.3                   Disclosure to numbering service providers

(a)                             Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Transaction Obligors the following information:

(i)                                  names of Transaction Obligors;

(ii)                               country of domicile of Transaction Obligors;

(iii)                            place of incorporation of Transaction Obligors;

(iv)                          date of this Agreement;

(v)                             Clause 46 (Governing Law);

(vi)                          the names of the Facility Agent and the Mandated Lead Arrangers;

(vii)                       date of each amendment and restatement of this Agreement;

(viii)                    amount of Total Commitments;

(ix)                          currency of the Facility;

(x)                             type of Facility;

(xi)                          ranking of Facility;

(xii)                       Termination Date for Facility;

(xiii)     changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and

(xiv)                  such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                             The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)        Each Obligor represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)                             The Facility Agent shall notify the Borrower and the other Finance Parties of:

(i)                                  the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Transaction Obligors; and

(ii)                               the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Transaction Obligors by such numbering service provider.

43.4                   Entire agreement

This Clause 43 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

43.5                   Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

43.6                   Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)                             of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (F) of paragraph (ii) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                             upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43 (Confidential Information).

43.7                   Continuing obligations

The obligations in this Clause 43 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)                             the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                             the date on which such Finance Party otherwise ceases to be a Finance Party.

44                               CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

44.1                   Confidentiality and disclosure

(a)                             The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)                             The Facility Agent may disclose:

(i)                                  any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 8.5 (Notification of rates of interest); and

(ii)                               any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.

(c)                             The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)                                  any of its Affiliates and any of its or their  officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)        any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)        any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)                          any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)                             The Facility Agent’s obligations in this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.5 (Notification of rates of interest) provided that (other than pursuant to sub-paragraph (i) of paragraph (b) above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

44.2                   Related obligations

(a)                             The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

(b)                             The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)                                  of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 44.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)                               upon becoming aware that any information has been disclosed in breach of this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations).

44.3                   No Event of Default

No Event of Default will occur under Clause 26.4 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations).

45                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

46                               GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

47                               ENFORCEMENT

47.1                   Jurisdiction

(a)                             Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a “Dispute”).

(b)                             The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)                             This Clause 47.1 (Jurisdiction) is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

47.2                   Service of process

(a)                             Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)        irrevocably appoints Grindrod Shipping Services UK Ltd as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)        agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)                             If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within three days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

Grindrod Shipping Pte. Ltd.	Singapore	200407212K	200 Cantonment Road #03-01 Southpoint 089763 Singapore Fax: +65 6323 0046 Attn: Chief Financial Officer

Name of Owner Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

IVS Bulk Carriers Pte. Ltd.	Singapore	200902094C	200 Cantonment Road #03-01 Southpoint 089763 Singapore Fax: +65 6323 0046 Attn: Chief Financial Officer

IVS Bulk Owning Pte. Ltd.	Singapore	200901631D

IVS Bulk 462 Pte. Ltd.	Singapore	201015020H

IVS Bulk 475 Pte. Ltd.	Singapore	201417903N

Unicorn Atlantic Pte. Ltd.	Singapore	201015026N

Unicorn Baltic Pte. Ltd.	Singapore	201015010R

Unicorn Ross Pte. Ltd.	Singapore	201015176M

Unicorn Ionia Pte. Ltd.	Singapore	201015034E

IVS Bulk 511 Pte. Ltd.	Singapore	201010560K

IVS Bulk 603 Pte. Ltd.	Singapore	201010557N

IVS Bulk 707 Pte. Ltd.	Singapore	201809829Z

Name of Owner Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

Unicorn Caspian Pte. Ltd.	Singapore	201110907M

IVS Bulk 512 Pte. Ltd.	Singapore	201110901G

IVS Bulk 609 Pte. Ltd.	Singapore	201101546M

IVS Bulk 611 Pte. Ltd.	Singapore	201015037W

IVS Bulk 612 Pte. Ltd.	Singapore	201015017M

PART B

THE ORIGINAL LENDERS

Name of Original Lender Commitment	Address for Communication	Commitment (US$)

Crédit Agricole Corporate and Investment Bank, Singapore Branch

Crédit Agricole Corporate and Investment Bank
168 Robinson Road

#22-01 Capital Tower
Singapore

Fax No: + 65 6439 9754
Attn: Ship Finance Department

With a copy to:

Crédit Agricole Corporate and Investment Bank
London Ship Finance
Broadwalk House
5 Appold Street
London EC2A 2DA

Fax: +44 (0) 20 7214 6689
Attn: Ship Finance Department

Tranche A $3,333,333.33 Tranche B $28,050,000.00 Tranche B (Ship K) $1,950,000.00

DVB Bank SE Singapore Branch

DVB Bank SE Singapore Branch
77 Robinson Road
#30-02
Singapore 068896
Singapore

Fax: +65 6511 0700
Attention Transaction and Loan Services
Email: TLS.TM.Singapore@dvbbank.com / TLS.LA.Singapore@dvbbank.com

Tranche A $3,333,333.34 Tranche B $28,050,000.00 Tranche B (Ship K) $1,950,000.00

Standard Chartered Bank, Singapore Branch	Marina Bay Financial Centre Tower 1, Level 27-01 8 Marina Boulevard Singapore 018981 Fax: +65 6634 9558	Tranche A $3,333,333.33 Tranche B $28,050,000.00

Attention: Grindrod Shipping Pte Ltd / Shipping Finance Email: SG.Loansprocessing@sc.com / C.Rajanish@sc.com / Hazel.Looi@sc.com	Tranche B (Ship K) $1,950,000.00

THE ORIGINAL HEDGE COUNTERPARTIES

Name of Original Hedge Counterparty	Address for Communication

Crédit Agricole Corporate and Investment Bank, Singapore Branch

Crédit Agricole Corporate and Investment Bank

168 Robinson Road

#22-01 Capital Tower

Singapore

Fax No: + 65 6439 9754

Attn: Ship Finance Department

With a copy to:

Crédit Agricole Corporate and Investment Bank

London Ship Finance

Broadwalk House

5 Appold Street

London EC2A 2DA

Fax: +44 (0) 20 7214 6689

Attn: Ship Finance Department

DVB Bank SE	DVB Bank SE Platz der Republik 6 60325 Frankfurt am Main Federal Republic of Germany Fax: +49 69 97 504 581 Attn: Manager Group Treasury Service Email: GC-OT@dvbbank.com

Standard Chartered Bank (Singapore) Limited	Marina Bay Financial Centre Tower 1, Level 27-01 8 Marina Boulevard Singapore 018981 Fax: +65 6634 9558 Attention: Grindrod Shipping Pte Ltd / Shipping Finance

Email: SG.Loansprocessing@sc.com / C.Rajanish@sc.com / Hazel.Looi@sc.com

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication

DVB Bank SE Singapore Branch

DVB Bank SE Singapore Branch

77 Robinson Road

#30-02

Singapore 068896

Singapore

Fax: +65 6511 0700

Attention Transaction and Loan Services

Email:    TLS.TM.Singapore@dvbbank.com   /   TLS.LA.Singapore@dvbbank.com

Name of Security Agent	Address for Communication

DVB Bank SE Singapore Branch

DVB Bank SE Singapore Branch

77 Robinson Road

#30-02

Singapore 068896

Singapore

Fax: +65 6511 0700

Attention Transaction and Loan Services

Email:    TLS.TM.Singapore@dvbbank.com   / TLS.LA.Singapore@dvbbank.com

SCHEDULE 2

CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

PART A

CONDITIONS PRECEDENT TO INITIAL UTILISATION REQUEST

1             Obligors

1.1         A copy of the constitutional documents of each Obligor.

1.2         A copy of a resolution of the board of directors of each Obligor and the shareholder(s) of each Owner Guarantor:

(a)          approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)          authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)          authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3         An original of the power of attorney of each Obligor (including, for the avoidance of doubt, each Owner Guarantor) authorising a specified person or persons to execute the Finance Documents to which it is a party.

1.4         A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5         A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

1.6         A certificate of each Obligor that is incorporated outside the UK (signed by a director) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.7         A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent and Conditions Subsequent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2             Finance Documents

2.1         A duly executed original of each Subordination Deed and copies of each Subordination Finance Document.

2.2         A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent and Conditions Subsequent).

2.3         A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to this Schedule 2 (Conditions Precedent and Conditions Subsequent).

3             Security

3.1         A duly executed original of the Account Security in relation to each Account in respect of the Borrower and of the Shares Security in respect of each Owner Guarantor (and of each document to be delivered under each of them).

3.2         If applicable, a duly executed original of the Hedging Agreement Security in respect of the Borrower (and of each document to be delivered under it).

3.3         A duly executed original of each Subordinated Debt Security.

4             Legal opinions

4.1         A legal opinion of Watson Farley & Williams, legal advisers to the Mandated Lead Arrangers, the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement.

4.2         If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arrangers, the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement.

5             Other documents and evidence

5.1         Copies of the Pool Agreements and of all documents signed by the relevant Owner Guarantors in connection with such agreements.

5.2         Evidence that any process agent referred to in Clause 47.2 (Service of process), if not an Obligor, has accepted its appointment.

5.3         A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent reasonably considers to be necessary or desirable (and provided if it has notified the Borrower accordingly but not later than three Business Days prior to the end of the Availability Period) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

5.4         The Original Financial Statements of the Borrower.

5.5         The original of any mandates or other documents required in connection with the opening or operation of the Accounts.

5.6         Evidence that the equivalent of six months Debt Service is held in the Debt Service Reserve Account.

5.7         Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

5.8         Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

PART B

CONDITIONS PRECEDENT TO UTILISATION

1             Borrower

A certificate of an authorised signatory of the Borrower certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent and Conditions Subsequent) is correct, complete and in full force and effect as at the Utilisation Date of the Advance under Tranche A.

2             Release of Existing Security

An original of each Deed of Release and of each document to be delivered under or pursuant to it, together with evidence satisfactory to the Facility Agent of its due execution by the parties to it.

3             Ship and other security

3.1         A duly executed but undated original of each Mortgage and the Deed of Covenant and General Assignment in respect of each Ship and of each document to be delivered under or pursuant to each of them.

3.2         Documentary evidence that each Ship:

(a)          is definitively and permanently registered in the name of the relevant Owner Guarantor under the Approved Flag;

(b)          is in the absolute and unencumbered ownership of the relevant Owner Guarantor save as contemplated by the Finance Documents;

(c)          maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and

(d)          is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

3.3         Documents establishing that each Ship will, as from the Utilisation Date, be managed commercially by its Approved Commercial Manager and managed technically by its Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)          a Manager’s Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager; and

(b)          copies of the relevant Approved Technical Manager’s Document of Compliance and of each Ship’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to each Ship including without limitation an ISSC.

3.4         A valuation of each Ship, addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 14 days before the Utilisation Date for the Advance from an Approved Valuer.

3.5         A green passport notification (based on the inventory of hazardous materials) for each Ship from the Approved Classification Society.

4             Other documents and evidence

Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

PART C

CONDITIONS SUBSEQUENT TO UTILISATION

1             Legal opinions

Executed legal opinions of the legal advisers to the Mandated Lead Arrangers, the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of each Ship and such other relevant jurisdictions as the Facility Agent may require

2             Vessel and other security

(a)          A duly executed original of each Mortgage and the Deed of Covenant and General Assignment in respect of each Ship and of each document to be delivered under or pursuant to each of them, to be provided on the Utilisation Date (as a same day condition subsequent) together with documentary evidence that the Mortgages in respect of each Ship has been duly registered on the Utilisation Date as a valid first priority ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

(b)          Evidence that the Security Documents have been duly registered or recorded in such jurisdictions as the Facility Agent may require and that all notices of assignment required under or in connection with the relevant Security Documents have been served.

(c)          A duly executed original of a Letter of Undertaking from the Approved Brokers in a form acceptable to the Facility Agent.

(d)          A duly executed original of a Letter of Undertaking from any protection and indemnity club or war risks association through or with whom any obligatory insurances are placed or effected in a form acceptable to the Facility Agent.

(e)          An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require.

3             Miscellaneous

Evidence that all legal fees have been paid within 30 days of the Utilisation Date.

PART D

CONDITIONS SUBSEQUENT - CORPORATE GUARANTOR EFFECTIVE DATE

1             Corporate Guarantor

1.1         A copy of the constitutional documents of the Corporate Guarantor.

1.2         A copy of a resolution of the board of directors and the shareholders of the Corporate Guarantor:

(a)          approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)          authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)          authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3         An original of the power of attorney of the Corporate Guarantor authorising a specified person or persons to execute the Finance Documents to which it is a party.

1.4         A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5         A certificate of the Corporate Guarantor (signed by a director) confirming that guaranteeing, the Total Commitments would not cause any guaranteeing or similar limit binding on the Corporate Guarantor to be exceeded.

1.6         A certificate of the Corporate Guarantor that is incorporated outside the UK (signed by a director) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

2             Finance Documents

2.1         A duly executed original of the Corporate Guarantor Guarantee.

2.2         A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to this Schedule 2 (Conditions Precedent and Conditions Subsequent).

3             Legal opinions

3.1         A legal opinion of Watson Farley & Williams, legal advisers to the Mandated Lead Arrangers, the Facility Agent and the Security Agent in England.

3.2         A legal opinion of Allen & Gledhill LLP, legal advisers to the Mandated Lead Arrangers, the Facility Agent and the Security Agent in Singapore.

4             Other documents and evidence

4.1         Evidence that any process agent referred to in the Corporate Guarantor Guarantee, has accepted its appointment.

4.2         Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

4.3         Evidence that the Corporate Guarantor is the sole owner of the all the shares in the Borrower.

SCHEDULE 3

REQUESTS

PART A

UTILISATION REQUEST

From:   Grindrod Shipping Pte. Ltd.

To:         DVB Bank SE Singapore Branch

77 Robinson Road

#30-02

Singapore 068896

Singapore

Attn: Transaction and Loan Services

Dated: [•] 2018

Dear Sirs

Grindrod Shipping Pte. Ltd. – Facility Agreement dated [•] 2018 (the “Agreement”)

1             We refer to the Agreement.  This is a Utilisation Request.  Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2             We wish to borrow the Advance on the following terms:

[Tranche A / Tranche B]

Proposed Utilisation Date:              [•] 2018 (or, if that is not a Business Day, the next Business Day)

Amount:               [•] or, if less, the Available Facility

Interest Period for the first Advance:       [•] Months

3             We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) of the Agreement as they relate to the Advance to which this Utilisation Request refers is satisfied on the date of this Utilisation Request.

4             The proceeds of this Advance should be credited to [account].

5             This Utilisation Request is irrevocable.

Yours faithfully

____________________________________

[•]
authorised signatory for

GRINDROD SHIPPING PTE. LTD.

PART B

SELECTION NOTICE

From:   Grindrod Shipping Pte. Ltd.

To:         DVB Bank SE Singapore Branch

Dated: [•]

Dear Sirs

Grindrod Shipping Pte. Ltd. - Facility Agreement dated [•] 2018 (the “Agreement”)

1             We refer to the Agreement.  This is a Selection Notice.  Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2             We request that the next Interest Period for the Loan be [•].

3             This Selection Notice is irrevocable.

Yours faithfully

_____________________________

[•]
authorised signatory for

GRINDROD SHIPPING PTE. LTD.

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:         DVB Bank SE Singapore Branch as Facility Agent

From:   [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated: [•]

Dear Sirs

Grindrod Shipping Pte. Ltd. – Facility Agreement dated [•] 2018 (the “Agreement”)

1             We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2             We refer to Clause 27.5 (Procedure for transfer) of the Agreement:

(a)          The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 27.5 (Procedure for transfer) of the Agreement.

(b)          The proposed Transfer Date is [•].

(c)          The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

3             The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4             This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5             This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

6             This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:   The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details

for notices and account details for payments.]

[Existing Lender]	[New Lender]

By: [•]	By: [•]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

[Facility Agent]

By: [•]

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:         DVB Bank SE Singapore Branch as Facility Agent and Grindrod Shipping Pte. Ltd. as Borrower, for and on behalf of each Transaction Obligor

From:   [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated: [•]

Dear Sirs

Grindrod Shipping Pte. Ltd. - Facility Agreement dated [•] 2018 (the “Agreement”)

1             We refer to the Agreement.  This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2             We refer to Clause 27.6 (Procedure for assignment):

(a)          The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)          The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)          The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)          All rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender’s title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender.

3             The proposed Transfer Date is [•].

4             On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5             The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

6             The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders).

7             This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Transaction Obligor) of the assignment referred to in this Assignment Agreement.

8             This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9             This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10           This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note:   The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By: [•]	By: [•]

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

By:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:         DVB Bank SE Singapore Branch as Facility Agent

From:   Grindrod Shipping Pte. Ltd.

Dated: [•]

Dear Sirs

Grindrod Shipping Pte. Ltd. – Facility Agreement dated [•] 2018 (the “Agreement”)

1             We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2             We confirm that:

(a)          Book Value Net Worth is not less than $250,000,000 in December [2017] [2018]] [$265,000,000 in December [2019] [2020]] [$275,000,000], evidenced as follows:

[•];

(b)          Cash and Cash Equivalents are not less than $30,000,000 unencumbered cash including the minimum cash balance in the Debt Service Reserve Account, evidenced as follows:

[•]; and

(c)          the ratio of Debt to Market Adjusted Tangible Fixed Assets shall be not more than 75 per cent, evidenced as follows:

[•].

[WFW note: Grindrod will need to spell out the ratios in (a), (b) and (c) and provide additional computations to support those notified ratios]

3             We confirm that no Default is continuing.

Signed:	________________________	________________________
	[Chief Financial Officer] [Director]	Director
	of	of
	Grindrod Shipping Pte. Ltd.	Grindrod Shipping Pte. Ltd.

SCHEDULE 7

FORM OF HEDGE COUNTERPARTY ACCESSION LETTER

To:         DVB Bank SE Singapore Branch as Facility Agent

From:   [Additional Hedge Counterparty] (the “Additional Hedge Counterparty”)

Dated: [•]

Dear Sirs

Grindrod Shipping Pte. Ltd. – Facility Agreement dated [•] 2018 (the “Agreement”)

1             We refer to the Agreement.  This is a Hedge Counterparty Accession Letter.  Terms defined in the Agreement have the same meaning in this Hedge Counterparty Accession Letter unless given a different meaning in this Hedge Counterparty Accession Letter.

2             We refer to Clause 27.8 (Additional Hedge Counterparties).  The Additional Hedge Counterparty agrees to become an Additional Hedge Counterparty and to be bound by the terms of the Agreement as an Additional Hedge Counterparty.

3             This Hedge Counterparty Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

Yours faithfully

[Additional Hedge Counterparty]

By: [•]

DVB Bank SE

By: [•]

SCHEDULE 8

REPAYMENT SCHEDULE

#	SHIP NAME	Loan Amount	YR1	YR2	YR3	YR4	YR5	YR6	YR7

TRANCHE A
1	IVS NIGHTJAR	3,000,000	750,000	750,000	750,000	750,000
2	IVS KANDA	3,000,000	750,000	750,000	750,000	750,000
3	IVS KAWANA	4,000,000	1,000,000	1,000,000	1,000,000	1,000,000

TRANCHE B
4	IVS KINGBIRD	5,850,000	835,714	835,714	835,714	835,714	835,714	835,714	835,714
5	INYALA	8,700,000	1,242,857	1,242,857	1,242,857	1,242,857	1,242,857	1,242,857	1,242,857
6	BREEDE	6,450,000	921,429	921,429	921,429	921,429	921,429	921,429	921,429
7	RHINO	10,800,000	1,542,857	1,542,857	1,542,857	1,542,857	1,542,857	1,542,857	1,542,857
8	KOWIE	6,900,000	985,714	985,714	985,714	985,714	985,714	985,714	985,714
9	IVS KNOT	7,200,000	1,028,571	1,028,571	1,028,571	1,028,571	1,028,571	1,028,571	1,028,571
10	IVS SENTOSA	5,100,000	728,571	728,571	728,571	728,571	728,571	728,571	728,571
11	IVS MAGPIE	5,850,000	835,714	835,714	835,714	835,714	835,714	835,714	835,714
12	UMGENI	7,200,000	1,028,571	1,028,571	1,028,571	1,028,571	1,028,571	1,028,571	1,028,571
13	IVS KINGLET	7,650,000	1,092,857	1,092,857	1,092,857	1,092,857	1,092,857	1,092,857	1,092,857
14	IVS ORCHARD	5,550,000	792,857	792,857	792,857	792,857	792,857	792,857	792,857
15	IVS MERLION	6,300,000	900,000	900,000	900,000	900,000	900,000	900,000	900,000
16	IVS RAFFLES	6,450,000	921,429	921,429	921,429	921,429	921,429	921,429	921,429
		100,000,000	15,357,143	15,357,143	15,357,143	15,357,143	12,857,143	12,857,143	12,857,143

SCHEDULE 9

DETAILS OF THE SHIPS

Ship	Ship name	Name of the Owner Guarantor	Type	DWT	GRT	NRT	Year built	Approved Flag	Approved Classification Society	Approved Classification	Approved Commercial Manager	Approved Technical Manager
A	IVS NIGHT JAR	IVS Bulk Carriers Pte. Ltd.	Steel Bulk Carrier	32,316	20283	10227	2004	Singapore	Nippon Kajii Kyokai	NS* (Bulk Carrier, Strengthened for Heavy Cargoes, Nos 2&4 Holds may be empty) MNS*	Island View Shipping a division of Grindrod Shipping Pte Ltd	Laurel Ship Management Pte. Ltd.
B	IVS KANDA	IVS Bulk Owning Pte. Ltd.	Steel Bulk Carrier	32,621	19885	11140	2004	Singapore	Nippon Kajii Kyokai	NS* (Bulk Carrier, Strengthened for Heavy Cargoes, Nos 2&4 Holds may be empty) (ESP) MNS*	Island View Shipping a division of Grindrod Shipping Pte Ltd	Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd.
C	IVS KAWANA	IVS Bulk 462 Pte. Ltd.	Steel Bulk Carrier	32,643	19885	11140	2005	Singapore	Nippon Kajii Kyokai	NS* (Bulk Carrier, Strengthened for Heavy Cargoes, Nos 2&4 Holds may be empty) (ESP) MNS*	Island View Shipping a division of Grindrod Shipping Pte Ltd	Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd.
D	IVS KINGBIRD	IVS Bulk 475 Pte. Ltd.	Steel Bulk Carrier	32,561	19885	11140	2007	Singapore	Nippon Kajii Kyokai	NS* (Bulk Carrier, Strengthened for Heavy Cargoes, Nos 2&4 Holds may be empty) (ESP) (PSCM) MNS*	Island View Shipping a division of Grindrod Shipping Pte Ltd	Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd.

Ship	Ship name	Name of the Owner Guarantor	Type	DWT	GRT	NRT	Year built	Approved Flag	Approved Classification Society	Approved Classification	Approved Commercial Manager	Approved Technical Manager
E	INYALA	Unicorn Atlantic Pte. Ltd.	Steel Petroleum / Chemical Tanker	40,000	25 400	9932	2008	Singapore	ABS	+A1, Chemical Carrier, Oil Carrier, (E), +AMS, +ACCU,PORT,VEC,TCM,SH, RES, SHCM	Handytankers K/S	Unicorn Shipping, a division of Grindrod Shipping (South Africa) (Pty) Ltd.
F	BREEDE	Unicorn Baltic Pte. Ltd.	Steel Petroleum / Chemical Tanker	16,500	11271	4986	2009	Singapore	DNV GL NG	X 1A1 Tanker for Chemicals and Oil Products ESP E0 NAV-O CLEAN BIS TMON NAUTICUS (Newbuilding)	Grindrod Shipping Pte Ltd	Unicorn Shipping, a division of Grindrod Shipping (South Africa) (Pty) Ltd.
G	RHINO	Unicorn Ross Pte. Ltd.	Steel Petroleum / Chemical Tanker	40,000	25432	9897	2010	Singapore	ABS	A1, Chemical Carrier, Oil Carrier, AMS, ACCU, VEC, TCM, SR AB-CM	Handytankers, K/S	Unicorn Shipping, a division of Grindrod Shipping (South Africa) (Pty) Ltd.
H	KOWIE	Unicorn Ionia Pte. Ltd.	Steel Petroleum / Chemical Tanker	16,500	11271	4986	2010	Singapore	DNV GL NG	X 1A1 Tanker for Chemicals and Oil Products BIS Clean E0 ESP NAUTICUS (Newbuilding) NAV-O SPM TMON VCS (1)	Grindrod Shipping Pte Ltd	Unicorn Shipping, a division of Grindrod Shipping (South Africa) (Pty) Ltd.
I	IVS KNOT	IVS Bulk 511 Pte. Ltd.	Steel General Cargo	33,000	21483	10828	2010	Singapore	Nippon Kajii Kyokai	NS* (Bulk Carrier, modified, BC-XII, GRAB) (PSCM) MNS*	Island View Shipping, a division of Grindrod Shipping Pte. Ltd.	Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd.

Ship	Ship name	Name of the Owner Guarantor	Type	DWT	GRT	NRT	Year built	Approved Flag	Approved Classification Society	Approved Classification	Approved Commercial Manager	Approved Technical Manager
J	IVS SENTOSA	IVS Bulk 603 Pte. Ltd.	Steel Bulk Carrier	32,500	20809	11689	2010	Singapore	Nippon Kajii Kyokai	NS* (CSR, Bulk Carrier-Type A, BC-XII, GRAB 20) (ESP) (IWS) (PSCM) MNS*	Island View Shipping a division of Grindrod Shipping Pte Ltd	Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd.
K	IVS MAGPIE	IVS Bulk 707 Pte Ltd.	Steel Bulk Carrier	28,240	17019	10108	2011	Singapore	Nippon Kajii Kyokai	NS* (Bulk Carrier-Type A, BC-XII, GRAB) (ESP) MNS*	Island View Shipping a division of Grindrod Shipping Pte Ltd	Laurel Ship Management Pte. Ltd.
L	UMGENI	Unicorn Caspian Pte. Ltd.	Steel Petroleum / Chemical Tanker	16,500	11271	4968	2011	Singapore	BV	X1A1, Tanker for Chemicals and Oil products, BIS Clean E0 ESP, NAUTICUS (Newbuilding) NAV-O SPM, TMON, VCS (1)	Broström K/S	Unicorn Shipping, a division of Grindrod Shipping (South Africa) (Pty) Ltd.
M	IVS KINGLET	IVS Bulk 512 Pte. Ltd.	Steel Bulk Carrier	33,000	21483	10828	2011	Singapore	Nippon Kajii Kyokai	NS* (Bulk Carrier modified, BC-XII, GRAB) (PSCM) MNS*	Island View Shipping a division of Grindrod Shipping Pte Ltd	Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd.
N	IVS ORCHARD	IVS Bulk 609 Pte. Ltd.	Steel Bulk Carrier	32,500	20928	11786	2011	Singapore	Nippon Kajii Kyokai	NS (CSR, Bulk Carrier Type A, BC-	Grindrod Shipping Pte. Ltd.	Grindrod Ship Management, a

Ship	Ship name	Name of the Owner Guarantor	Type	DWT	GRT	NRT	Year built	Approved Flag	Approved Classification Society	Approved Classification	Approved Commercial Manager	Approved Technical Manager
										XII, Grab 20) (ESP) (IWS) (PSCM) MNS		division of Grindrod Shipping Pte Ltd.
O	IVS MERLION	IVS Bulk 611 Pte. Ltd.	Steel Bulk Carrier	32,500	20928	11786	2013	Singapore

NS (CSR, Bulk Carrier Type A, BC-XII, Grab 20 Performance Standard for Protective Coating for Dedicated Seawater Ballast Tanks in All Types of Ships and Double-side Skin Spaces of Bulk Carriers) (ESP) (IWS) (PSCM) MNS

											Island View Shipping a division of Grindrod Shipping Pte Ltd	Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd.
P	IVS RAFFLES	IVS Bulk 612 Pte. Ltd.	Steel Bulk Carrier	32,500	20928	11786	2013	Singapore	Nippon Kajii Kyokai	NS (CSR, Bulk Carrier Type A, BC-XII, Grab 20 Performance Standard for Protective Coatings for Dedicated Seawater Ballast Tanks in All Types of Ships and Double-side Skin Spaces of Bulk	Island View Shipping a division of Grindrod Shipping Pte Ltd	Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd.

Ship	Ship name	Name of the Owner Guarantor	Type	DWT	GRT	NRT	Year built	Approved Flag	Approved Classification Society	Approved Classification	Approved Commercial Manager	Approved Technical Manager
										Carriers) (ESP) (IWS) MNS (M0)
Substitute A	BERG	Petrochemical Shipping Limited	Oil/Chemical Tanker	16,500	11271	4986	2008	Singapore	DNV GL NG	XA1, Tanker for Chemicals Oil Products ESP E0 NAV-O CLEAN BIS TMON NAUTICUS (Newbuilding)	N/A	Unicorn Shipping, a division of Grindrod Shipping (South Africa) (Pty) Ltd.
Substitute B	LAVELA	Petrochemical Shipping Limited	Oil/Chemical Tanker	40,000	25400	9951	2010	Singapore	ABS	XA1, Chemical Carrier, Oil Carrier, (E), +AMS, +ACCU, Port, VEC, TCM, SH, RES, SCHCM	Handytankers, K/S	Unicorn Shipping, a division of Grindrod Shipping (South Africa) (Pty) Ltd.

[Note: The Substitute Ships are currently registered on the Isle of Man fag but will be transferred to the Singapore flag before the relevant Utilisation Date of that Substitute Ship]

SCHEDULE 10

DETAILS OF POOL AGREEMENTS

Ship	Ship name	Pool Agreement
A	IVS NIGHT JAR

Handysize Pool Agreement dated 27 May 2014 and entered into between amongst others Guarantor J, Guarantor I, Guarantor B, Guarantor A, Guarantor N, Guarantor O, Guarantor P, Guarantor C, Guarantor M and Grindrod Shipping Pte Ltd as pool manager

B	IVS KANDA

Handysize Pool Agreement dated 27 May 2014 and entered into between amongst others Guarantor J, Guarantor I, Guarantor B, Guarantor A, Guarantor N, Guarantor O, Guarantor P, Guarantor C, Guarantor M and Grindrod Shipping Pte Ltd as pool manager

C	IVS KAWANA

Handysize Pool Agreement dated 27 May 2014 and entered into between amongst others Guarantor J, Guarantor I, Guarantor B, Guarantor A, Guarantor N, Guarantor O, Guarantor P, Guarantor C, Guarantor M and Grindrod Shipping Pte Ltd as pool manager

D	IVS KINGBIRD

Handysize Pool Agreement dated 27 May 2014 and entered into between amongst others Guarantor J, Guarantor I, Guarantor B, Guarantor A, Guarantor N, Guarantor O, Guarantor P, Guarantor C, Guarantor M and Grindrod Shipping Pte Ltd as pool manager and acceded to by Guarantor D pursuant to an accession letter dated 5 August 2014

E	INYALA	Maersk Tankers Pool Agreement (Handy) dated 1 October 2016 acceded to by Guarantor E pursuant to an accession letter dated 4 January 2017
G	RHINO	Maersk Tankers Pool Agreement (Handy) dated 1 October 2016 acceded to by Grindrod Shipping Pte Ltd as owner pursuant to an accession letter dated 30 September 2016
I	IVS KNOT

Handysize Pool Agreement dated 27 May 2014 and entered into between amongst others Guarantor J, Guarantor I, Guarantor B, Guarantor A, Guarantor N, Guarantor O, Guarantor P, Guarantor C, Guarantor M and Grindrod Shipping Pte Ltd as pool manager

J	IVS SENTOSA

Handysize Pool Agreement dated 27 May 2014 and entered into between amongst others Guarantor J, Guarantor I, Guarantor B, Guarantor A, Guarantor N, Guarantor O, Guarantor P, Guarantor C, Guarantor M and Grindrod Shipping Pte Ltd as pool manager

L	UMGENI	Maersk Tankers Pool Agreement (Handy) dated 1 October 2016 acceded to by Guarantor L pursuant to an accession letter dated 7 October 2016
M	IVS KINGLET

Handysize Pool Agreement dated 27 May 2014 and entered into between amongst others Guarantor J, Guarantor I, Guarantor B, Guarantor A, Guarantor N, Guarantor O, Guarantor P, Guarantor C, Guarantor M and Grindrod Shipping Pte Ltd as pool manager

N	IVS ORCHARD	Handysize Pool Agreement dated 27 May 2014 and entered into between amongst others Guarantor J, Guarantor I, Guarantor B,

Ship	Ship name	Pool Agreement
Guarantor A, Guarantor N, Guarantor O, Guarantor P, Guarantor C, Guarantor M and Grindrod Shipping Pte Ltd as pool manager
O	IVS MERLION

Handysize Pool Agreement dated 27 May 2014 and entered into between amongst others Guarantor J, Guarantor I, Guarantor B, Guarantor A, Guarantor N, Guarantor O, Guarantor P, Guarantor C, Guarantor M and Grindrod Shipping Pte Ltd as pool manager

P	IVS RAFFLES

Handysize Pool Agreement dated 27 May 2014 and entered into between amongst others Guarantor J, Guarantor I, Guarantor B, Guarantor A, Guarantor N, Guarantor O, Guarantor P, Guarantor C, Guarantor M and Grindrod Shipping Pte Ltd as pool manager

SCHEDULE 11

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	Five Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))

Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders’ participation)	Three Business Days before the intended Utilisation Date.

LIBOR is fixed	Quotation Day as of 11:00 am London time

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 10.2 (Calculation of Reference Bank Rate)	Noon on the Quotation Day

EXECUTION PAGES

BORROWER

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
GRINDROD SHIPPING PTE. LTD.	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

OWNER GUARANTORS

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
IVS BULK CARRIERS PTE. LTD.	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
IVS BULK OWNING PTE. LTD.	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
IVS BULK 462 PTE. LTD.	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
IVS BULK 475 PTE. LTD.	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
UNICORN ATLANTIC PTE. LTD	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
UNICORN BALTIC PTE. LTD	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
UNICORN ROSS PTE. LTD	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
UNICORN IONIA PTE. LTD	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
IVS BULK 511 PTE. LTD.	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
IVS BULK 603 PTE. LTD.	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
IVS BULK 707 PTE. LTD.	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
UNICORN CASPIAN PTE. LTD	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
IVS BULK 512 PTE. LTD.	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
IVS BULK 609 PTE. LTD.	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
IVS BULK 611 PTE. LTD.	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED, SEALED and DELIVERED as a DEED by	)
as attorney in fact for and on behalf of	) /s/ Martyn Wade
IVS BULK 612 PTE. LTD.	) Martyn Wade
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

ORIGINAL LENDERS

SIGNED by	)
duly authorised	) /s/ Dilman Sebastian
for and on behalf of	) Dilman Sebastian
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK,	) /s/ Julie Glauser
SINGAPORE BRANCH	) Julie Glauser
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED by	)
duly authorised	) /s/ Domenik Nizet
for and on behalf of	) Domenik Nizet Senior Vice President
DVB BANK SE	)
SINGAPORE BRANCH	) /s/ Emily Peng
in the presence of:	) Emily Peng Assistant Vice President

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED by	)
duly authorised	) /s/ Nigel Anton
for and on behalf of	) Nigel Anton
STANDARD CHARTERED BANK,	)
SINGAPORE BRANCH	)
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

HEDGE COUNTERPARTIES

SIGNED by	)
duly authorised	) /s/ Dilman Sebastian
for and on behalf of	) Dilman Sebastian
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK,	) /s/ Julie Glauser
SINGAPORE BRANCH	) Julie Glauser
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED by	) /s/ Domenik Nizet
duly authorised	) Domenik Nizet Senior Vice President
for and on behalf of	)
DVB BANK SE	) /s/ Emily Peng
in the presence of:	) Emily Peng Assistant Vice President

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED by	) /s/ Nigel Anton
duly authorised	) Nigel Anton
for and on behalf of	)
STANDARD CHARTERED BANK	)
SINGAPORE (LIMITED))
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

MANDATED LEAD ARRANGERS

SIGNED by	) /s/ Dilman Sebastian
duly authorised	) Dilman Sebastian
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	) /s/ Julie Glauser
AND INVESTMENT BANK,	) Julie Glauser
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED by	) /s/ Domenik Nizet
duly authorised	) Domenik Nizet Senior Vice President
for and on behalf of	)
DVB BANK SE	) /s/ Emily Peng
SINGAPORE BRANCH	) Emily Peng Assistant Vice President
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED by	)
duly authorised	) /s/ Nigel Anton
for and on behalf of	) Nigel Anton
STANDARD CHARTERED BANK,	)
SINGAPORE BRANCH	)
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

COORDINATION AGENTS

SIGNED by	) /s/ Dilman Sebastian
duly authorised	) Dilman Debastian
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	) /s/ Julie Glauser
AND INVESTMENT BANK,	) Julie Glauser
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

SIGNED by	) /s/ Domenik Nizet
duly authorised	) Domenik Nizet Senior Vice President
for and on behalf of	)
DVB BANK SE	) /s/ Emily Peng
SINGAPORE BRANCH	) Emily Peng Assistant Vice President
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

ACCOUNT BANK

SIGNED by	) /s/ Dilman Sebastian
duly authorised	) Dilman Sebastian
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	) /s/ Julie Glauser
AND INVESTMENT BANK	) Julie Glauser
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

FACILITY AGENT

SIGNED by	) /s/ Domenik Nizet
duly authorised	) Domenik Nizet Senior Vice President
for and on behalf of	)
DVB BANK SE	) /s/ Emily Peng
SINGAPORE BRANCH	) Emily Peng Assistant Vice President
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth

Witness’ address:	)

SECURITY AGENT

SIGNED by	) /s/ Domenik Nizet
duly authorised	) Domenik Nizet Senior Vice President
for and on behalf of	)
DVB BANK SE	) /s/ Emily Peng
SINGAPORE BRANCH	) Emily Peng Assistant Vice President
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)

We confirm our agreement to the terms of this Agreement:

SIGNED by	)
duly authorised	) /s/ Nigel Anton
for and on behalf of	) Nigel Anton
STANDARD CHARTERED BANK	)
(SINGAPORE) LIMITED	)
in the presence of:	)

Witness’ signature:	) /s/ Clementine Freeth
Witness’ name:	) Clementine Freeth
Witness’ address:	)
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